UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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DOCUMENT SCIENCES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DOCUMENT SCIENCES CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 2, 2007

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Document Sciences Corporation, a Delaware corporation, will be held on Thursday, August 2, 2007 at 11:00 a.m., Pacific Time, at our corporate headquarters at 5958 Priestly Drive, Carlsbad, CA 92008, for the following purposes:

1.	To elect seven directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To approve the Document Sciences Corporation 2007 Employee Stock Purchase Plan.

3.	To approve the amendment of the Document Sciences Corporation 2004 Stock Incentive Plan to increase the number of shares available for issuance under such plan by 500,000 to 1,400,000 shares.

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on June 29, 2007 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/    JOHN L. MCGANNON

John L. McGannon

President, Chief Executive Officer and Director

Carlsbad, California

June 30, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

DOCUMENT SCIENCES CORPORATION

PROXY STATEMENT

FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

August 2, 2007

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Document Sciences Corporation of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, August 2, 2007 at 11:00 a.m., Pacific Time, and at any postponement or adjournment thereof. The proxies are being solicited for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

The Annual Meeting will be held at our corporate headquarters at 5958 Priestly Drive, Carlsbad, CA 92008. The telephone number at that location is (760) 602-1400.

These proxy solicitation materials were mailed on or about July 7, 2007, together with our 2006 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Revocability of Proxies and Proxies Generally

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Corporate Secretary of Document Sciences:

•	a written notice of revocation;

•	a duly executed proxy bearing a later date; or

•	by attending the Annual Meeting and voting in person.

Written notices of revocation and other communications with respect to the revocation of our proxies should be addressed to our principal executive offices at 5958 Priestly Drive, Carlsbad, California 92008, Attention: Corporate Secretary. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies. If nothing is specified, the proxies will be voted FOR each of the proposals. Our Board of Directors is unaware of any other matters that may be presented for action at the Annual Meeting. If other matters do properly come before the Annual Meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.

Voting and Solicitation

Each stockholder is entitled to one vote for each share of common stock with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

We will pay the costs associated with soliciting the proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Certain directors, officers and regular employees, without additional compensation, may also solicit proxies in person, by telephone, telegram, letter or facsimile.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on June 29, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of June 29, 2007, 3,954,413 shares of our common stock, $0.001 par value, were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see “Beneficial Security Ownership of Management and Certain Beneficial Owners” in this Proxy Statement.

Quorum; Abstentions; Broker Non-Votes

The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. The seven persons receiving the greatest number of the votes of the shares present in person or represented by proxy at the Annual Meeting will be elected to our Board of Directors. The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the adoption of the Document Sciences Corporation 2007 Employee Stock Purchase Plan, to approve the increase in the number of shares available for issuance under the Document Sciences Corporation 2004 Stock Incentive Plan and to ratify the appointment of the independent registered public accounting firm.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. With regard to proposals other than the election of directors, abstentions will be counted in tabulations of the votes cast on proposals presented to stockholders and will have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be “votes cast.” As a result, broker non-votes are not included in the tabulation of, and have no effect on, the voting results on any of these matters. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our seven nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. The term of office of each person elected as a director will continue until our next annual meeting of stockholders or until a successor has been elected and qualified.

The name of and certain information regarding each nominee is set forth below. There are no family relationships among directors or executive officers of Document Sciences.

Name	Age (1)	Principal Occupation
John L. McGannon	46	President, Chief Executive Officer and Director of Document Sciences Corporation.

Thomas L. Ringer	76

Chairman of the Boards of Directors of the following: Document Sciences Corporation, M.S. Aerospace, Inc. and The Center for Corporate Innovation. Vice Chairman of the Boards of Directors of Wedbush Morgan Securities, Inc.

Ronald S. Beard	68	Partner in Zeughauser Group, consultants to the legal industry.

Margaret A. Breya	46	Senior Vice President and Chief Marketing Officer of Business Objects S.A.

Barton L. Faber	60	Chairman and Chief Executive Officer of FABERcapital.

Colin J. O’Brien	68	Private investor.

J. Douglas Winter	39	Chief Operating Officer of Document Sciences Corporation.

(1)	As of June 22, 2007

John L. McGannon has served as President and Chief Executive Officer (“CEO”) of Document Sciences since January 2001. He has been a director since January 2001. He has also served as Chief Financial Officer, Vice President, Chief Administrative Officer and Controller since joining Document Sciences in September 1998. From June 1997 through August 1998, he served as the Manager of Financial Analysis and Planning for Simulation Sciences, Inc., a California-based software developer for the oil and chemical engineering industries. Mr. McGannon worked for Chevron Corporation from 1988 to 1997 in a variety of financial management positions. Mr. McGannon holds a BA degree from Stanford University and an MBA from Carnegie Mellon University.

Thomas L. Ringer has served as Chairman of the Board of Directors of Document Sciences since March 1998 and has been a director of Document Sciences since 1992. He is currently Chairman of the Boards of Directors of M.S. Aerospace, Inc., a private manufacturing company and The Center for Corporate Innovation, a private services company. In addition, Mr. Ringer serves as Vice Chairman of the Board of Directors of Wedbush Morgan Securities, Inc., a private investment company and serves on the Board of Directors of California Amplifier, Inc and Maxwell Technologies, Inc. Mr. Ringer holds BS and MBA degrees from Indiana University.

Ronald S. Beard has served as a director of Document Sciences since December 2004. Mr. Beard is currently a partner in the Zeughauser Group, consultants to the legal industry. Mr. Beard is a retired former partner of the law firm of Gibson, Dunn & Crutcher LLP. He joined the firm in 1964, served as Chairman of the firm from April 1991 until December 2001, and was also its Managing Partner from April 1991 until mid-1997. Mr. Beard also serves as the Chairman of the Board of Directors of Callaway Golf Company and as a Director of Javo Beverage Company. He received his law degree in 1964 from Yale Law School.

Margaret A. Breya has served as a director of Document Sciences since August 2005. Ms. Breya is currently a Senior Vice President and Chief Marketing Officer of Business Objects S.A. Ms. Breya is responsible for all aspects of Business Objects marketing operations worldwide. Ms. Breya has over 20 years of high-tech marketing experience. Prior to Business Objects, Ms. Breya was Senior Vice President and Chief Marketing Officer of BEA Systems, Inc. and Senior Vice President, Marketing and Global Sales Operations, at Sun Microsystems. Ms. Breya holds a Masters of Business Administration from the University of Oregon and a BSEE from the University of Illinois.

Barton L. Faber has served as a director of Document Sciences since July 1996. He served as President and Chief Executive Officer of Document Sciences from June 1999 through January 2001. From 1996 to 1998, he served as Chairman of the Board of Directors and Chief Executive Officer of Metromail, an information company. From April 1985 to June 1996, Mr. Faber held various positions with R.R. Donnelley, a financial printing firm. Before joining R.R. Donnelley, he held various positions with Mobil Oil Corporation and Continental Illinois Corp. Mr. Faber currently serves as Chairman and Chief Executive Officer of FABERcapital and as a member of the Boards of Directors of IPT Holdings, listed on the AIM Exchange in London, Looking Glass Technologies and Incentive Logic Corporation. Mr. Faber holds a BS degree from Arizona State University and an MBA from New York University.

Colin J. O’Brien has served as a director of Document Sciences since December 1995. From February 1992 to January 2001, he was employed in various positions at Xerox and last served as Executive Chairman and Chief Executive Officer of XESystems, Inc., a subsidiary of Xerox. Prior to February 1992, Mr. O’Brien was the founder and Chief Executive Officer of Triax Corporation, an investment company specializing in defense electronics companies. Prior to founding Triax Corporation, he was the Chief Executive Officer of Times Fiber Communications, Inc., a fiber optic company. Mr. O’Brien currently serves on the Board of Directors of Kepner-Tregoe, a private consulting firm. Mr. O’Brien holds a degree in Chemical Engineering from the University of New South Wales.

J. Douglas Winter has served as our Chief Operating Officer since April 2005. From July 2004 to April 2005, he served as our General Manager of Technical Operations. Prior to joining Document Sciences, Mr. Winter co-founded Objectiva Software Solutions in August 2001 and served as CEO. Previously, he served as General Manager of ONEWORLD Software Solution’s California client service centers from 1999 to 2001, establishing their west coast operations and also served as part of their global operations committee, responsible for formulating and executing strategic operations. Mr. Winter also served as Program Manager for Qualcomm’s 3500 series of CDMA base stations and later was responsible for the product certification and testing of the QUALCOMM Thin Phone (QCP 860/1960). Mr. Winter holds an MSEE and an MBA from the Massachusetts Institute of Technology and a BSEE from Virginia Technological University. Following his undergraduate work, he worked for three years for Westinghouse where he was an instructor for the U.S. Navy’s nuclear training program.

Required Vote

The seven nominees receiving the greatest number of affirmative votes of the shares present in person or represented by proxy shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1.

PROPOSAL TWO

APPROVAL OF DOCUMENT SCIENCES CORPORATION

2007 EMPLOYEE STOCK PURCHASE PLAN

The Document Sciences 2007 Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board of Directors in June 2007, subject to approval by our stockholders. A copy of the Purchase Plan is attached hereto as Appendix A and incorporated herein by reference. A total of 75,000 shares of Common Stock are reserved for issuance under the Purchase Plan.

Stockholders are requested to approve the adoption of the Purchase Plan. The Company believes that the Purchase Plan is a key component of its strategy to attract and retain skilled employees and quality management. Our 1997 Employee Stock Purchase Plan terminated in March 2007 by its terms. The Board of Directors believes it is in the Company’s best interests to adopt the Purchase Plan so that the Company may continue to attract and retain the services of key employees by providing eligible employees the opportunity to purchase the Company’s Common Stock through payroll deductions.

Summary of the 2007 Employee Stock Purchase Plan

A description of the principal features of the Purchase Plan is set forth below:

Purpose. The purposes of the Purchase Plan are to attract and retain the best available personnel for the Company and promote employee ownership of the Company's Common Stock.

Administration of the Purchase Plan. The Purchase Plan may be administered by the Company’s Board of Directors or a committee of the Board. The interpretation and construction of any provision of the Purchase Plan by the Board or its committee shall be final and binding.

Eligibility. Employees are eligible to participate in the Purchase Plan if they are customarily employed by the Company for more than five months per calendar year and at least 20 hours per week. The Purchase Plan permits eligible employees to purchase the Company’s Common Stock through voluntary payroll deductions (which may not exceed ten percent (10%) of an employee's compensation or as otherwise restricted by the Internal Revenue Code (the “Code”)), at a price not less than eighty-five (85%) of the lower of the fair market value of the Common Stock at the beginning of the offering period or at the end of each six-month period.

Participation and Offering Periods. Eligible employees may become participants in the Purchase Plan by filing completed enrollment agreements authorizing payroll deductions. Options to purchase the Company’s Common Stock through voluntary payroll deductions (subject to the limitations described above) shall be granted to Plan participants on the first day of each offering period and shall be exercised automatically and the maximum number of full shares subject to the options shall be purchased unless such participants withdraw from the Purchase Plan. The Plan shall be implemented by consecutive offering periods. The first offering period shall commence on the first trading day following August 31, 2007 and shall terminate on the last trading day of the sixth month following the commencement of the offering period. Thereafter, offering periods shall commence on the first trading day following the exercise date of the prior offering period and shall terminate on the last trading day of the sixth month following the commencement of such offering period. On the enrollment date of each offering period, each eligible employee participating in such offering period shall be granted an option to purchase on the exercise date of such offering period (at the applicable purchase price) up to a number of shares of the Company’s Common Stock determined by dividing such employee’s payroll deductions accumulated prior to such exercise date and retained in the participant’s account as of the exercise date by the applicable purchase price. During a six month offering period, no employee is generally permitted to purchase more than 5,000 shares of Common Stock (or such lesser number as determined by the plan administrator). The Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of such participant's option.

Amendment and Termination of the Purchase Plan. The Board may amend or terminate the Purchase Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), or with Section 423 of the Code or any other successor or applicable law or regulation, the Company must obtain stockholder approval of any purchase Plan amendment in such a manner and to such a degree as is required by the applicable law, rule or regulation. In any event, the Purchase Plan will terminate in July 2017.

Tax Information

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and Section 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, and (b) an amount equal to fifteen (15%) of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

New Plan Benefits

Because the amount of future benefits under the Purchase Plan will depend on participant elections and the fair market value of our Common Stock, it is not possible to determine the benefits that will be received by eligible participants if the Purchase Plan is approved by our stockholders.

Required Vote

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the Document Sciences Corporation 2007 Employee Stock Purchase Plan.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE DOCUMENT SCIENCES CORPORATION 2007 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL THREE

APPROVAL TO INCREASE THE NUMBER OF SHARES AVAILABLE PURSUANT TO THE DOCUMENT SCIENCES CORPORATION 2004 STOCK INCENTIVE PLAN

General

Document Sciences uses equity compensation under the Document Sciences Corporation 2004 Stock Incentive Plan (the “2004 Plan”) as part of the compensation package that it offers to its employees, directors and consultants. The Board of Directors adopted the 2004 Plan in February 2004, and in April 2004, the stockholders approved the 2004 Plan. As of June 22, 2007, 67,357 shares were available for future issuance under the 2004 Plan. Due to, among other matters, the shortage of shares available under the 2004 Plan, the Board of Directors determined that it is in the best interests of Document Sciences and its stockholders to amend the 2004 Plan to increase the number of shares available for issuance under the 2004 Plan in order to be able to continue to attract and retain the services of individuals essential to Document Sciences’ long-term growth and success. Accordingly, our Board of Directors has approved the increase in the number of shares available pursuant to the 2004 Plan by 500,000 shares to a total of 1,400,000 shares, subject to stockholder approval. The stockholders are being asked to approve this increase at the Annual Meeting.

The purposes of the 2004 Plan are to enable us to attract and retain qualified and competent employees and to enable such persons to participate in our long-term success and growth by giving them an equity interest in our Company. All employees, directors and consultants are eligible to be granted awards under the Plan.

The following summary of the 2004 Plan is qualified in its entirety by the terms of the 2004 Plan as proposed to be amended and restated, a copy of which is attached hereto as Appendix B and incorporated by reference herein.

Rights. Options, restricted stock and stock appreciation rights may be granted under the 2004 Plan.

Administration. The 2004 Plan may be administered by the Board of Directors or a committee appointed by the Board (as applicable, the “Administrator”). The Administrator may make any determinations deemed necessary or advisable for the 2004 Plan.

Eligibility. Directors, employees and consultants of Document Sciences, any parent or any subsidiary are eligible to receive rights under the 2004 Plan. As of June 22, 2007, approximately 480 employees and five non-employee directors are eligible to participate in the 2004 Plan. The Administrator, in its discretion, selects the employees and consultants to whom rights may be granted and the terms of such rights, subject to any limitations contained in the 2004 Plan.

Limitations. The 2004 Plan provides that no individual may be granted rights to purchase more than 100,000 shares of common stock in any calendar year.

Options. Each option is evidenced by a stock option agreement between Document Sciences and the optionee, and is subject to the following terms and conditions:

Type: Options granted under the 2004 Plan may be either “incentive stock options,” as defined in Section 422 of the Code or nonstatutory stock options. Incentive stock options may only be granted to employees.

Exercise Price. The Administrator determines the exercise price of an option at the time the option is granted. The exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock on the date the option is granted. On June 22, 2007, the fair market value of the common stock was $6.50.

Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable; however, options must vest at least 20% per year if granted to an individual who is not a director, officer or consultant. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2004 Plan permits payment to be made by cash or cash equivalents, or with the approval of the Administrator, by other shares of Common Stock of Document Sciences (with some restrictions), cashless exercises or any combination thereof.

Term of Option. The term of an option may be no more than ten years from the date of grant. However, an incentive stock option granted to a 10% stockholder may not have a term longer than five years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Employment. If an optionee’s employment or consulting relationship terminates for any reason (including death or disability), then all options held by the optionee under the 2004 Plan will generally expire within 90 days after such termination or such other period as set forth in his or her option agreement. In addition, the 2004 Plan and the option agreement may provide for a longer period of time for the option to be exercised after the optionee’s death or disability than for other terminations. To the extent the option is exercisable at the time of such termination, the optionee (or the optionee’s estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of his or her option at any time before termination.

Nontransferability of Options. Unless otherwise determined by the Administrator, options granted under the 2004 Plan are not transferable other than by will or the laws of descent and distribution.

Terms and Conditions of Non-Employee Director Options. Each non-employee director automatically receives a nonstatutory option to purchase up to 30,000 shares of Common Stock on the date following each annual meeting of stockholders, which will vest 25% on each anniversary of the grant date, provided such non-employee director is still serving on the Board of Directors at such time. Each of the non-employee director options have an exercise price equal to 100% of the fair market value of the common stock on the date such option is granted and have a term of 10 years. In addition to these automatic non-employee director options, non-employee directors are eligible to receive certain general grants of rights under the 2004 Plan, including but not limited to other nonstatutory options, at the discretion of the Administrator and consistent with the terms of the 2004 Plan. Effective September 2005, the Board suspended the automatic grant of options pursuant to the 2004 Plan and replaced such grants with a restricted stock grant of 10,000 shares of Common Stock, vesting over three years. This grant of restricted stock occurs upon the initial appointment of a director to the Board and every three years thereafter, unless otherwise adjusted at the discretion of the Compensation Committee.

Stock Appreciation Rights. The Administrator may grant stock appreciation rights that are related or unrelated to an option. In either case, the holder will be entitled to receive cash, stock or a combination of cash and stock equal to the appreciation in value of Document Sciences’ stock since the time the stock appreciation right was granted.

Restricted Stock. The Administrator may issue restricted stock under the 2004 Plan. The restricted stock will be subject to a repurchase option granted in favor of Document Sciences that is exercisable upon the termination of the purchaser’s employment with Document Sciences for any reason (including death or disability). The purchase price for shares repurchased will be the original price paid by the purchaser. The repurchase option will lapse at a rate determined by the Administrator and may be based on service and/or the achievement of certain performance criteria.

Performance Criteria. Performance criteria may include any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either Document Sciences as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured over a specified time period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the right: (a) cash flow, (b) earnings per share, (c) earnings before any one or more of interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on assets or net assets, (h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin or profit margin, (m) return on operating revenue, (n) market share, (o) overhead or other expense reduction, (p) leverage or other liquidity criteria or (q) any other similar performance criteria.

Adjustments Upon Changes in Capitalization. In the event that the stock of Document Sciences changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of Document Sciences effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 2004 Plan, the number and class of shares of stock subject to any right outstanding under the 2004 Plan, the exercise price of any such outstanding right and the per person limitations contained in the 2004 Plan.

In the event of a liquidation or dissolution, the Administrator may, in its sole discretion, provide that each holder will have the right to exercise all of the holder’s then exercisable rights subsequent to such liquidation or dissolution. Alternatively, the Administrator may terminate any unexercised rights, provided that each holder will be given not less than thirty days’ written notice in which the holder may exercise his or her rights, to the extent that such rights are then exercisable, on the condition that the liquidation or dissolution actually occurs.

In connection with any merger, consolidation, acquisition of assets or like occurrence involving Document Sciences in which Document Sciences does not survive, the Administrator may provide that each outstanding option or stock purchase right may be assumed or an equivalent option or right may be substituted by the successor corporation. In the event of a change in control (as defined in the 2004 Plan), all outstanding rights will become immediately vested in full.

Amendment and Termination of the 2004 Plan. The Board of Directors may amend, alter, suspend or terminate the 2004 Plan, or any part thereof, at any time and for any reason; provided however, that Document Sciences must obtain stockholder approval for any amendment to the 2004 Plan to the extent necessary to comply with applicable law. No such action by the Board or stockholders may alter or impair any right previously granted under the 2004 Plan without the written consent of the holder. Unless terminated earlier, the 2004 Plan will terminate ten years from the date of its approval by the Board.

Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to awards made under the 2004 Plan, based on federal income tax laws currently in effect. The exact federal income tax treatment of an award will depend on the specific nature of such award.

Incentive Stock Options. Options granted under the 2004 Plan may qualify as incentive stock options within the meaning of Section 422 of the Code. If an optionee exercises an incentive stock option in accordance with its terms and does not dispose of the shares acquired within two years from the date of the grant of the incentive stock option or within one year from the date of exercise (the “Required Holding Periods”), an optionee generally will not be subject to regular federal income tax liability and Document Sciences will not be entitled to any deduction, on either the grant or the exercise of an incentive stock option. An optionee’s basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided an optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, an optionee’s gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of an optionee’s gain or loss will be the difference between the amount realized on the disposition of the shares and the optionee’s basis in the shares.

If, however, an optionee disposes of the acquired shares at any time prior to the expiration of the Required Holding Periods, then (subject to certain exceptions), the optionee will recognize ordinary income at the time of such disposition which will equal the excess, if any, of the lesser of (1) the amount realized on such disposition or (2) the fair market value of the shares on the date of exercise, over the optionee’s basis in the shares. Document Sciences generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by an optionee. Any gain in excess of such ordinary income amount will be a short-term or long-term capital gain, depending on the optionee’s holding period. If an optionee disposes of such shares for less than the optionee’s basis in the shares, the difference between the amount realized and the optionee’s basis will be short-term or long-term capital loss, depending upon the holding period of the shares.

The amount by which the fair market value of shares the optionee acquires upon exercise of an incentive stock option (determined as of the date of exercise) exceeds the purchase price paid for the shares upon exercise of the incentive stock option will be included as a positive adjustment in the calculation of the optionee’s “alternative minimum taxable income” in the year of exercise.

Nonqualified Stock Options. In general, there are no tax consequences to the optionee or to Document Sciences on the grant of a nonstatutory stock option. On exercise, however, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares as of the exercise date over the purchase price paid for such shares, and Document Sciences will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. Provided the shares received under a nonstatutory stock option are held as a capital asset, upon the subsequent disposition of the shares the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and his or her basis for the shares. The basis will be equal to the sum of the price paid for the shares and the amount of income realized upon exercise of the option. Any capital gain or loss to the optionee will be characterized as short-term or long-term, depending upon the holding period of the shares.

Restricted Stock. Unless the recipient makes an election under Section 83(b) of the Code (83(b) Election) within 30 days after the receipt of restricted stock, the recipient is not taxed and Document Sciences is not entitled to a deduction until the restriction lapses, and at that time the recipient will recognize ordinary income equal to the difference between the then fair market value of the common stock and the amount, if any, paid by the recipient for the common stock, and the recipient’s tax basis in the common stock will be equal to the then fair market value of the common stock. If the recipient makes a timely 83(b) Election, the recipient will recognize ordinary income at the time of the election equal to the difference between the fair market value of the restricted stock on the date of grant and the amount, if any, paid by the recipient for the common stock, and the recipient’s tax basis in the common stock will equal the fair market value of the common stock on the grant date. Any subsequent sale of the common stock by the recipient generally will, depending upon the length of the holding period beginning just after the date the restriction on the common stock lapses or where an 83(b) Election is made just after the grant date, be treated as short term or long term capital gain or loss equal to the difference between the sale price and the recipient’s tax basis. Document Sciences generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the recipient.

Other Awards. In addition to the types of awards described above, the 2004 Plan authorizes certain other awards that may include payments in cash, common stock or a combination of cash and common stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment, and Document Sciences will be entitled to a corresponding deduction. In general, the sale or grant of stock to a participant under the 2004 Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the Code in the hands of the participant. (For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture.) In such case, the participant will recognize ordinary income, and Document Sciences will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, paid for such stock. Stock that at the time of receipt by a participant is subject to a substantial risk of forfeiture and that is not transferable within the meaning of Code Section 83 generally will be taxed under the rules applicable to Restricted Stock as described above.

Miscellaneous Tax Issues. The terms of awards granted under the 2004 Plan may provide for accelerated vesting or payment of an award in connection with a change of control of Document Sciences. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and Document Sciences will be denied any deduction with respect to such payment.

New Plan Benefits

Participation in the 2004 Plan is in the discretion of the Administrator. Under the 2004 Plan, each non-employee director will be eligible to receive future rights of other nonstatutory stock options or other types of rights under the 2004 Plan as determined by the Administrator in its discretion. These future rights, if granted, would be in addition to the non-employee director options that non-employee directors receive under the 2004 Plan (which, as discussed above, has been replaced by a grant of restricted stock from time to time). The amount and timing of any grants of discretionary awards are not determinable. In addition, future participation by executive officers and other employees under the 2004 Plan is not determinable.

Required Vote

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the increase in the number of shares available for issuance under the Document Sciences Corporation 2004 Stock Incentive Plan.

Board Recommendation

THE BOARD BELIEVES THAT A VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 2004 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND US AND RECOMMENDS A VOTE "FOR" SUCH PROPOSAL.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2007. Ernst & Young has audited our financial statements since December 31, 1992. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement, if so desired, and is expected to be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting is required to ratify Ernst & Young as our independent registered public accounting firm for fiscal year ending December 31, 2007. In the event that stockholders do not approve the selection of Ernst & Young, the appointment of the independent registered public accounting firm will be reconsidered by our Audit Committee.

Principal Audit Fees and All Other Services

The following table shows the aggregate fees paid or accrued by us for audit and other services provided by Ernst & Young for fiscal years ended December 31, 2006 and December 31, 2005.

	Fiscal Year Ended December 31,
	2006	2005
Audit Fees (for annual audit, reviews of our quarterly reports on Form 10-Q, review of the annual proxy statement and consents for filings on Form S-8) (1)	$343,113	$294,299
Audit-related Fees related to the restatement of our financial statements in 2005	—	$75,000
Tax Fees	$12,000	—
All Other Fees	—	—

Total Fees	$355,113	$369,299

(1)	Includes fees and out-of-pocket expenses for the year’s audit and related quarterly reviews, whether or not yet invoiced.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by the independent registered public accounting firm. For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year and the cost for performing such services, which must be formally approved by the Audit Committee before the audit commences.

Each year, management submits to the Audit Committee a list of audit-related and non-audit services with respect to which the independent registered public accounting firm may be engaged. When assessing whether it is appropriate to engage the independent registered public accounting firm to perform such services, the Committee considers, among other matters, whether such services are consistent with the independent registered public accounting firm's independence. After making such a determination the Committee approves, as appropriate, the proposed audit-related and non-audit services and an aggregate cap on fees associated with such services.

In order to expedite the handling of unexpected matters, the Audit Committee has authorized its Chairman to approve non-audit services that do not fall within the pre-approved list. If the Chairman approves such services, he reports the action taken to the Audit Committee at its next regular meeting. All audit, audit-related and permissible non-audit services provided by our independent registered public accounting firm for the fiscal year ended December 31, 2006 were approved or pre-approved in accordance with the foregoing policy. In addition, the Audit Committee considered the provision of the services listed in the table above by Ernst & Young and determined that the provision of such services was compatible with maintaining the independence of Ernst & Young.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 4 TO RATIFY ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CORPORATE GOVERNANCE

Board of Director Meetings, Committees of the Board and Related Matters

Our Board of Directors has standing Audit, Compensation, and Governance and Nominating Committees. Our Audit Committee currently consists of Mr. Beard (Chairman), Mr. Ringer, Mr. O'Brien, and Ms. Breya. Our Compensation Committee currently consists of Mr. Faber (Chairman), Ms. Breya and Mr. Ringer. Our Governance and Nominating Committee currently consists of Mr. O'Brien (Chairman), Mr. Beard, and Mr. Faber.

Our Board of Directors held a total of seven meetings during the fiscal year ended December 31, 2006. No incumbent director, during the time she/he was a member of the Board, attended fewer than 75% of the aggregate of all meetings of our Board, or its committees on which she/he served, which occurred during fiscal year 2006. In addition, our policy is to encourage the members of our Board to attend our annual meetings of stockholders. The 2006 annual meeting of stockholders was attended by all of our directors.

Director Independence

The Board of Directors has determined that each of Messrs. Ringer, Beard, Faber and O’Brien and Ms. Breya are independent directors within the meaning of Rule 4200(a)(15) of The Nasdaq Stock Market, Inc. (NASDAQ) listing standards. Mr. McGannon and Mr. Winter do not meet the aforementioned independence standards because of their relationship as employees of Document Sciences.

Audit Committee

Our Board of Directors has established an Audit Committee. In 2006, the Audit Committee consisted of Messrs. Beard, Ringer, O’Brien and Ms. Breya. The Board of Directors has determined that each of the members of the Audit Committee is independent under the Nasdaq marketplace rules and under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has also determined that all members of the Audit Committee meet the requirements for financial literacy and that Mr. Ringer qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Beard serves as the Chairman of the Audit Committee.

Our Audit Committee met six times in fiscal year 2006 and is primarily responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee's purposes include, among others:

•	the annual appointment of the public accounting firm to be our independent registered public accounting firm;

•	reviewing with the independent registered public accounting firm the scope of the audit, the independent registered public accounting firm’s fees and related matters;

•	considering whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining their independence;

•	reviewing and approving in advance all audit and permissible non-audit services provided by the independent registered public accounting firm;

•	receiving copies of the annual comments from the independent registered public accounting firm on accounting procedures and systems of control;

•

reviewing with the independent registered public accounting firm any questions, comments or suggestions they may have relating to our internal controls, accounting practices or procedures or those of our subsidiaries;

•

reviewing with management and the independent registered public accounting firm our annual and quarterly financial statements and any material changes in accounting principles or practices used in preparing the statements before the filing of a report on Form 10-K or 10-Q with the SEC;

•

receiving from the independent registered public accounting firm the report required by Independence Standards Board Standard No. 1 as in effect at that time and discussing it with the independent registered public accounting firm;

•	reviewing periodically the adequacy of our systems of internal controls and accounting practices; and

•	reviewing compliance with laws, regulations and internal procedures, and contingent liabilities and risks that may be material to us.

Compensation Committee

Our Compensation Committee, which met twice in fiscal year 2006, represents the Board of Directors in discharging its responsibilities relating to the compensation of our executive officers and directors. All of the members of our Compensation Committee are independent directors as defined under applicable NASDAQ listing standards. Under the Compensation Committee's written charter, the Committee’s responsibilities include, among others:

•	reviewing and approving the compensation and benefits for our Chief Executive Officer and other executive officers;

•	administering our stock purchase and stock option plans; and

•	determining which eligible individuals (excluding non-employee directors) receive grants under such plans and the size of such grants.

Compensation Committee Interlocks and Insider Participation

During 2006, the Compensation Committee of the Board of Directors consisted of Mr. Faber, Mr. Ringer and Ms. Breya. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.

During 2006, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors.

Governance and Nominating Committee

Our Governance and Nominating Committee, which met twice in fiscal year 2006, represents the Board by identifying and recommending to the Board individuals qualified to become members of our Board of Directors and playing a leadership role in shaping our corporate governance principles. All of the members of our Governance and Nominating Committee are independent directors as defined under applicable NASDAQ listing standards. Under the Governance and Nominating Committee's written charter, the Committee's responsibilities include, among others:

•	identifying, reviewing the qualifications of and recruiting candidates for the Board of Directors;

•	considering properly submitted stockholder proposals that nominate candidates for membership on the Board;

•	recommending the slate of directors to be nominated by the Board for election at our annual meetings of stockholders;

•	overseeing the periodic evaluation of the Board, including an assessment of the contributions and independence of each of the incumbent directors; and

•	recommending to the Board the structure, composition and function of the Board and its committees.

Our Governance and Nominating Committee considers stockholder nominations for candidates for membership on the Board of Directors when properly submitted in accordance with our bylaws. Our bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to our Corporate Secretary as described above under “Deadline for Receipt of Stockholder Proposals” in this Proxy Statement. The Governance and Nominating Committee will review and evaluate such stockholder nominations in the same manner as it evaluates all other nominees.

In addition to stockholder nominations, the Governance and Nomination Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through our officers, directors, professional search firms or other persons. Once a potential nominee has been identified, the Governance and Nominating Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current needs of the Board of Directors. This assessment includes an evaluation of the nominee's judgment and skills, such as leadership, objectivity, business and financial experience at a strategy/policy making level and the professional and personal ethics of such nominee. In addition, each member of the Board of Directors must have sufficient time available to carry out the significant responsibilities relating to serving on the Board and must be committed to increasing stockholder value.

Communications with our Board of Directors

Stockholders may communicate with our Board of Directors, any of its constituent committees or any member thereof by means of a letter addressed to the Board of Directors, its constituent committees or individual directors and sent care of Chairman of the Governance and Nominating Committee at Document Sciences Corporation, 5958 Priestly Drive, Carlsbad, California 92008. All stockholder communications received by the Chairman of the Governance and Nominating Committee will be forwarded to the addressees of such communications accordingly.

Code of Conduct

Our Board of Directors has adopted a Code of Conduct for Document Sciences which applies to our officers, including our Chief Executive Officer and our principal financial and accounting officer. The Code of Conduct is available on our website at www.docsciences.com. The Code of Conduct is also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices. We intend to disclose any amendments to our Code of Conduct made with respect to our directors or executive officers on our website.

Director Compensation

Pursuant to our director compensation arrangement, non-employee directors receive the following compensation:

•	an annual retainer of $20,000 for each director and $35,000 for the Chairman of the Board;

•	$1,200 per day per Board meeting attended in person;

•	$600 per Board meeting attended by teleconference;

•	$1,200 for each committee meeting attended in person;

•	$600 for each committee meeting attended by teleconference; and

•	a restricted stock grant of 10,000 shares of common stock, granted under our 2004 Stock Incentive Plan, as of the business day immediately following each annual meeting of stockholders.

In September 2005, we suspended the stock option grant to acquire up to 30,000 shares of our common stock, as of the business day immediately following each annual meeting of stockholders and upon initial appointment to the Board, and replaced it with a restricted stock grant of 10,000 shares of our common stock, vesting over three years. This grant occurs upon initial appointment to the Board and as a grant occurring once every three years, unless otherwise adjusted at the discretion of the Compensation Committee.

Directors who are also our employees of Document Sciences do not receive extra compensation for their service on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b) (1)	(c) (2)	(e)	(f)	(g)	(h)
Thomas L. Ringer	$57,550	$15,818	—	—	—	$73,368
Ronald S. Beard	$33,800	$15,818	—	—	—	$49,618
Margaret A. Breya	$27,800	$47,203	—	—	—	$75,003
Barton L. Faber	$30,200	$15,818	—	—	—	$47,018
Colin J. O’Brien	$33,800	$15,818	—	—	—	$49,618

(1)	Amounts in column (b) include retainer, committee and board meeting fees.
(2)	The value reported under the Stock Awards column for each director is the aggregate cost recognized in the Company’s financial statements for such awards for the fiscal year, including awards granted in prior fiscal years. The costs for awards made during fiscal year 2006 are determined in accordance with SFAS 123(R), and, under SEC rules, disregard adjustments for forfeiture assumptions. The costs for awards made prior to fiscal year 2006 are determined in accordance with the modified prospective transition method under SFAS 123(R). The assumptions for the valuation determinations are provided in Note 1 to our financial statements contained in the Form 10-K for the year ended December 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS.

The following table sets forth the beneficial ownership of Document Sciences common stock as of June 22, 2007, for the following: (i) each person or group of affiliated persons known to us to beneficially own 5% or more of our common stock; (ii) each of our directors and nominees; (iii) each of our executive officers listed in the Summary Compensation Table; and (iv) all of our directors and executive officers as a group.

	Common Stock
Name and Addresses (1)	Number of Shares Owned (2)	Rights to Acquire (3)	Shares Beneficially Owned (4)	Percentage Beneficially Owned (4)
Principal Stockholders
Kevin C. Howe (5) 5416 Arbor Hollow McKinney, Texas 75070	210,112	—	210,112	5.31%
E. M. Palandri c/o Document Sciences Corporation 5958 Priestly Drive Carlsbad, CA 92008	174,079	70,000	244,079	6.07
E. Jeffrey Peierls (6) c/o U.S. Trust Company of N.Y. 114 West 47th Street New York, NY 10036	349,100	—	349,100	8.83
Thomas Satterfield, Jr. (7) 2609 Caldwell Mill Lane Birmingham, AL 35243	236,996	—	236,996	5.99
Wedbush, Inc. (8) 1000 Wilshire Blvd. Los Angeles, CA 90017	329,696	—	329,696	8.34
Daniel Zeff (9) 500 California Street, Suite 1500 San Francisco, CA 94111	601,816	—	601,816	15.22

Directors and Nominees
John L. McGannon	5,000	379,200	384,200	8.87
Thomas L. Ringer (10)	376,516	280,000	656,516	15.50
Ronald S. Beard	2,500	60,000	62,500	1.56
Margaret A. Breya	3,000	—	3,000	*
Barton L. Faber	64,000	365,000	429,000	9.94
J. Douglas Winter	228,709	20,000	248,709	6.26
Colin J. O'Brien	14,600	150,000	164,600	4.01

Addition Named Executive Officers
Todd W. Schmidt	1,875	—	1,875	*
Nasser S. Barghouti	199,617	20,000	219,617	5.53
Tao Ye	207,996	20,000	227,996	5.74

All directors and executive officers as a group (12 persons)	1,153,945	1,516,700	2,670,645	48.81%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o Document Sciences Corporation, 5958 Priestly Drive, Carlsbad, California 92008.
(2)	Includes shares for which the named person has sole or shared voting and investment power. Excludes shares that may be acquired through stock option exercises.

(3)	Shares that can be acquired through stock options that are exercisable on or before August 21, 2007.
(4)	The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days of June 22, 2007, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. The applicable percentage is based on 3,954,413 shares of our common stock outstanding as of June 22, 2007.
(5)	Kevin C. Howe exercises voting and dispositive power over such shares on behalf of Mercury Management, the General Partner of Mercury Ventures, which is the General Partner of Mercury IV and Mercury V. Includes 45,000 shares owned by Mercury IV, 158,000 shares owned by Mercury V and 7,112 shares owned by Mr. Howe directly. This information is based on a Schedule 13G filed by Kevin C. Howe with the Securities and Exchange Commission on April 10, 2007.
(6)	The Peierls Foundation, Inc., E. Jeffrey Peierls, Brian E. Peierls, Malcolm A. Moore, Ethel F. Peierls Trust for Brian E. Peierls, Ethel F. Peierls Trust for E. Jeffrey Peierls, Jennie N. Peierls Trust for Brian E. Peierls, Jennie N. Peierls Trust for E. Jeffrey Peierls and U.S. Trust Company of N.Y. are each reporting persons with respect to the shares shown as beneficially owned and report varying amounts of sole and shared voting and dispositive power over such shares. This information is based on a Schedule 13G filed with the Securities and Exchange Commission on May 23, 2003.
(7)	Thomas A. Satterfield, Jr., individually and as power of attorney for A.G. Family LP, David A. Satterfield, Jeanette P. Satterfield and Margarette M. Satterfield, has shared voting and dispositive power with respect to the shares shown as beneficially owned. Thomas A. Satterfield, Jr. has (i) sole voting and sole dispositive power over 54,000 shares and 236,996 shares, and (ii) shared voting and shared dispositive power over 182,996 shares, respectively. This information is based on a Schedule 13G/A filed by Thomas A. Satterfield, Jr. with the Securities and Exchange Commission on February 1, 2006.
(8)	Wedbush, Inc., Edward W. Wedbush and Wedbush Morgan Securities, Inc. have shared voting and dispositive power with respect to the shares shown as beneficially owned. Each of Wedbush, Inc., Edward W. Wedbush and Wedbush Morgan Securities, Inc. have: (i) sole voting and sole dispositive power over 164,588 shares, 92,334 shares and 12,339 shares, respectively, (ii) shared voting power over 269,261 shares, and (iii) shared dispositive power over 329,696 shares. This information is based on a Schedule 13G/A filed by Wedbush, Inc. with the Securities and Exchange Commission on February 13, 2007.
(9)	Daniel Zeff as sole manager and member of Zeff Holding Company, LLC which in turn serves as the general partner for Zeff Capital Partners I, L.P. has sole voting and sole dispositive power over 601,816 shares. Mr. Zeff also provides discretionary investment management services to Zeff Capital Offshore Fund ("ZCF"), a class of shares of Spectrum Galaxy Fund Ltd. This information is based on a Schedule 13G/A filed by Daniel Zeff with the Securities and Exchange Commission on February 13, 2007.
(10)	Mr. Ringer is the Chairman of the Board of Directors of Wedbush Morgan Securities, Inc. and has been attributed the beneficial ownership of the 329,696 shares reported as beneficially owned by Wedbush Morgan Securities, Inc. Mr. Ringer disclaims beneficial ownership of the 329,696 shares reported as beneficially owned by Wedbush Morgan Securities, Inc. In addition, pursuant to a trust, Mr. Ringer and his spouse share voting and investment powers as co-trustees with respect to 46,820 shares of our common stock shown as beneficially owned.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The Compensation Committee of the Board of Directors has overall responsibility for determining the compensation of our Chief Executive Officer (“CEO”) and other executive officers. Each member of the Compensation Committee is appointed by the Board and has been determined by the Board to be an independent director under applicable NASDAQ marketplace rules.

Our executive compensation program is intended to:

•	Attract, retain, motivate and reward highly qualified executive officers who create value for our stockholders;

•	Reinforce our performance oriented, results-based culture that rewards individual, team and corporate success; and

•	Reflect the financial resources available to us based on our board approved annual business plan and our strategic objective to increase stockholder value.

Our program is designed to link executive pay levels with individual performance and our financial performance. Key elements of our executive compensation program include:

•	Annual base salaries that are competitive relative to other public technology companies in our peer group;

•	Annual variable incentive bonuses that are based on financial performance; and

•	Long-term incentive compensation that is delivered principally through stock awards.

We believe that our executive compensation program makes a significant contribution to our success, mirrors our culture and adheres to high standards of corporate governance.

Governance of Executive Compensation

The Compensation Committee of the Board of Directors plays the lead role in the governance of executive compensation at Document Sciences. In 2006, the Compensation Committee consisted of three directors—Barton Faber (Chairman), Thomas Ringer and Margaret Breya. The Compensation Committee members have extensive management and Board experience, including experience dealing with executive compensation issues.

The Compensation Committee operates under a charter adopted by the Board of Directors in 2004. The charter is posted in the “About Us/Investor Relations/Board of Director committee charters” section of our website at www.docscience.com.

The Compensation Committee’s duties and responsibilities are listed in its charter and include, but are not limited to, the following:

•	Establish an executive compensation policy that:

•	Supports the company’s business strategy and objectives;

•	Attracts and retains key executives;

•	Links compensation with business objectives and company performance under a variety of business conditions; and

•	Provides appropriate incentives for executives while enhancing stockholder value;

•	Review and approve the company’s corporate goals and objectives that are relevant to the compensation for the CEO and other executive officers;

•	Review and approve the company’s compensation plans, employment contracts and severance arrangements; and

•	Evaluate the performance of the CEO and other executive officers.

The Compensation Committee has the sole authority to select, retain and/or replace any compensation or other outside consultant for assistance in the evaluation of director, CEO or other executive officers’ compensation, including the sole authority to approve the consultant’s fees and other retention terms. Services provided by the consultant may include evaluating our existing executive officer and director compensation based on market comparables, analyzing compensation design alternatives and advising us on the new proxy statement disclosure rules. In 2005, the Compensation Committee selected Sibson Consulting (“Sibson”) as its compensation consultant to evaluate our then existing executive officer and director compensation based on market comparables, analyze compensation design alternatives and provide specific recommendations on compensation decisions regarding the CEO, executive officers, and directors. The Compensation Committee considers Sibson to be independent and selected Sibson because of its experience in compensation consulting, and its knowledge of compensation practices in the technology industry and among public companies.

The Compensation Committee met two times in 2006 and acted by unanimous written consent two times. The Chairman of the Compensation Committee prepared each meeting’s agenda, which was distributed to Compensation Committee members in advance of the meeting (along with support materials). All three Compensation Committee members attended all of the meetings in 2006. From time to time, the Compensation Committee has requested that the CEO and the Chief Financial Officer (“CFO”) attend portions of the meetings. In addition, the Compensation Committee has requested that the CEO make recommendations regarding the compensation of executive officers.

Objectives of the Document Sciences Executive Compensation Programs

We believe strongly in pay-for-performance and measurement of quantifiable results. While base salaries for the CEO and other executive officers should reflect the marketplace for similar positions at similar companies, a significant portion of their compensation is earned based on our financial performance and the financial performance of each executive’s area of responsibility. Quantifiable performance objectives are established in advance, approved by the Compensation Committee and communicated to our executive officers early in the year. We also provide significant incentives for exceeding these performance objectives. Our emphasis on measurable performance objectives emanates from our belief that sustained strong financial performance is an effective means of enhancing long-term stockholder return.

The Compensation Committee considers competitive benchmarking data in the establishment of base salaries, incentive targets, equity awards and total compensation levels. In 2006, the Compensation Committee relied on a benchmarking study conducted in 2005 by Sibson. This study compared Document Sciences’ executive compensation levels, mix of compensation elements and plan design to 12 comparable public technology companies that primarily provide software and services—Stellent Inc., Mobius Management Systems Inc., Docucorp International Inc., Captiva Software Corporation, I-Many Inc., Segue Software Inc., Scientific Learning Corporation, GSE Systems Inc., Convera Corporation, Peerless Systems Corporation, Astea International inc., and Omrtool Ltd. The Compensation Committee made adjustments to our executive compensation program in late 2005 based on the following results and recommendations of the benchmarking study:

•

Base salaries for our executive officers approximated the study median. Base salaries were then set at slightly above the study median to remain fixed for three years, subject to the Compensation Committee’s evaluation of existing business conditions.

•	Annual incentive awards for most executive positions were approximately equal to the study median and no adjustment was made.

•	Total cash compensation targets were approximately equal to the study median and no adjustment was made.

•	Equity award levels for certain executive officers were adjusted based upon corporate practices and the available remaining stock grant pool.

•	Employment agreements and change-in-control provisions were significantly less than typical programs offered in the market and were adjusted to approximate market practices.

Elements of Document Sciences’ Executive Compensation Program

Our executive compensation program consists of five basic elements—base salary; variable incentive bonuses; long-term incentive compensation that is currently delivered through stock options and restricted stock grants; employee benefits and executive perquisites and income protection features such as employment agreements and change-in-control provisions. The remainder of this section provides details on each of these elements of our executive compensation program.

Base Salary

Our objective is to provide our executive officers and other employees with base salaries competitive with our peer group. We provide this opportunity in order to attract and retain an appropriate caliber of talent and experience for our workforce. The base salary for each of our executive officers is initially established through negotiation at the time of hire, based on such factors as the officer’s qualifications, experience, prior salary and competitive salary information. Any increases thereafter are determined by an assessment of the officer’s sustained performance as well as competitive salary information. In general, our Compensation Committee targets base salaries for our executive officers to be slightly above the median level of the compensation range for our peer group of companies.

The Compensation Committee established 2006 through 2008 base salaries for Document Sciences’ executive officers in July 2005, based on Sibson’s benchmarking study and recommendation and the Compensation Committee’s assessment of each officer’s sustained performance. Although the base salaries were set slightly above the median, they were fixed for three years. With respect to base salaries, the Compensation Committee retains the discretion to modify such salary based upon the Compensation Committee’s evaluation of existing business conditions.

Annual Variable Incentive Bonuses

We provide the opportunity for our executive officers and other employees to earn an annual cash bonus. We provide this opportunity in order to attract and retain an appropriate caliber of talent and experience for our key positions and to motivate executive officers and other eligible employees to achieve our annual business goals. A significant portion of each of our executive officers’ total annual cash compensation is dependent on our company’s and the individual executive’s achievement of financial and other objectives set forth in our annual Executive Bonus Plan. Any bonus payouts under our annual Executive Bonus Plan to our executive officers are based on the following three factors, which are discussed in more detail below:

•	the executive officer’s cash bonus target;

•	the financial performance of our company; and

•	the executive officer’s individual performance.

For the 2006 Executive Bonus Plan, the Compensation Committee established a 2006 annual cash bonus target for each of our executive officers based in part on guidance provided by Sibson . In establishing the annual cash bonus targets, the Compensation Committee’s goal was to set bonus targets at a level such that total annual cash compensation paid to each of our executive officers if the 100% target was achieved would be at the median of total annual cash compensation, including base salary, paid to similarly situated executive officers in the core peer companies identified by Sibson . For 2006, cash bonus targets at the 100% target net income level for our executive officers ranged from 10% to 50% of each executive officer’s base salary.

For purposes of the 2006 Executive Bonus Plan, our company’s financial performance for fiscal year 2006 was measured by net income. In order for our executive officers to receive any bonus payout for 2006, a minimum net income needed to be reached. If our company did not achieve this threshold, no bonus payouts would be paid to any of our executive officers with respect to fiscal year 2006. When setting this threshold, the Compensation Committee believed that the performance goal was reasonably achievable. If our company achieved its target net income, each of our executive officers would become eligible to receive 100% of his target, subject to further adjustment based on his or her performance. If we achieved operating results above the threshold but below the target, the bonus payout would be an amount less than 100% of the target. If our company exceeded its target net income, the bonus payout would be an amount greater than 100% of the target, but no more that 200% of the target. See the “Grants of Plan Based Awards” table for additional information relating to the 2006 Executive Bonus Plan. Our Senior Vice President of Sales participates in a separate variable compensation plan based upon sales bookings and did not participate in the 2006 Executive Bonus Plan.

With respect to individual performance, the Compensation Committee retains the discretion to modify the payout based upon the Compensation Committee’s evaluation of the executive officer’s overall performance and contributions to our company and other events. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executive officers, such as natural disasters, litigation, or regulatory changes in accounting or taxation standards. These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executive officers, but that are undertaken with an expectation of improving our long-term financial performance, such as acquisitions.

In 2006, our company did not meet the minimum net income threshold. As a result, the Compensation Committee did not award any bonuses to our executive officers under the 2006 Executive Bonus Plan, but did award special bonuses outside the plan. The Compensation Committee determined that revenue deferral of certain license agreements due to compliance with accounting standards, as well as our decision to incur significant expense by substantially increasing our domestic sales force in the latter part of 2006 to position us to meet 2007 sales objectives impacted our ability to achieve our target net income for 2006.

Long-Term Incentive Compensation

In 2006, our long-term incentive compensation consisted of stock option and restricted stock awards. We currently believe that stock options and restricted stock awards are the best vehicles for aligning the interests of executives and shareholders of a growth-oriented company because executives will benefit if there is stock price appreciation. Each of our executive officers received an initial stock option or restricted stock grant that was individually negotiated in connection with his respective employment agreement and each has received subsequent stock option grants as an incentive for continued employment. Because there were a limited number of shares available for issuance under our stock incentive plans, in late 2005, we reduced stock option grants and replaced them with restricted stock grants. This allows us to utilize fewer shares while still providing the necessary incentives to attract and retain executives and other employees.

Grants of stock options and time-vested restricted stock during 2006 were awarded under our 2004 Stock Incentive Plan and, in the case of our Senior Vice President of Sales, under a Stock Option and Restricted Stock Plan and Agreement. Details on awards granted during 2006 to our CEO and other Named Executive Officers may be found in the table entitled “Grants of Plan-Based Awards.” Details on all options exercised in 2006 by our CEO and other Named Executive Officers may be found in the table entitled “Options Exercised and Stock Vested.” Consistent with our governance standards and 2004 Stock Incentive Plan guidelines, stock option grants and restricted stock awards are approved by the Compensation Committee and granted on the date of approval by our Board of Directors at their regular board meetings. Restricted stock awards vest either (i) over four years starting on the first anniversary of the grant, with an additional 25% of the award vesting each year on the anniversary of the grant or (ii) over three years with 30% on the first anniversary of the grant, 30% on the second anniversary of the grant, and 40% on the first anniversary of the grant .Stock options are granted at an exercise price equal to the fair market value of the common stock on the date of the grant, vest 25% on the first anniversary of the date of the grant with the balance vesting monthly in equal installments over the next three years, and remain exercisable until the ten year anniversary of the grant, subject to shorter exercise periods following termination of employment.

Details on all outstanding option awards and stock awards of our CEO and other Named Executive Officers as of the end of 2006 may be found in the table entitled “Outstanding Equity Awards at Fiscal Year End.” Only one Named Executive Officer received a restricted stock award in 2006. On February 1, 2006, Mr. Schmidt received a restricted stock grant of 7,500 shares of our common stock in connection with the beginning of his employment at Document Sciences. No equity incentives were awarded to the CEO or other Named Executive Officers during 2006 in light of their already significant stock option, restricted stock, and common stock holdings. The Compensation Committee believes that in light of the already significant holdings of the CEO and other Named Executive Officers and the limited number of shares available for issuance under our stock incentive plans, granting additional equity awards would not provide any additional incentives to such officers.

Employee Benefits and Executive Perquisites

As disclosed in the “All Other Compensation” column of the Summary Compensation Table, we provide our CEO and other executive officers with a limited number of special benefits and perquisites. We pay for healthcare premiums for the CEO and each of the executive officers. Mr. McGannon also receives a $500 per month automobile allowance, and Mr. Ye receives an annual stipend of $50,000 for housing and other living expenses in China. We believe that these benefits and perquisites are not unusual in our industry. In addition, the CEO and other executive officers participate in the same employee benefit plans as all other employees. The employee benefit programs, which are reviewed periodically by the Compensation Committee, include a 401(k) retirement program to which we make contributions and various health and welfare benefit programs. We believe that these programs are also generally consistent with technology industry practice for companies of our size and financial position.

Income Protection Programs

Consistent with peer-group practice (as determined in Sibson’s 2005 study), we have entered into employment agreements with our CEO and certain executive officers. The purpose of these employment agreements, which include severance arrangements in the event of termination or a change in control, is to enhance our executive recruiting and retention efforts by following industry practices, and to provide our executives with reasonable levels of income protection while being responsible in the potential use of shareholder assets. Sibson’s 2005 research indicated that the severance-related benefits provided to our executive officers at that time were at the lower end of the peer-group range of practices. These employment agreements are explained in more detail under the section “Potential Payments upon Termination or Change in Control.” We believe that the employee agreements are in our stockholders’ best interests because they encourage the CEO and other executive officers to support transactions that are in the best interests of stockholders.

Stock Ownership Guidelines

We do not currently have stock ownership guidelines for our CEO and other executive officers. Sibson’s 2005 research did not indicate that such programs are prevalent practice among our peer group. Also, the Compensation Committee recognizes that the CEO and most other executive officers hold a significant number of shares and/or stock options and thus are strongly aligned with shareholder interests.

Impact of Regulatory Requirements

The Compensation Committee considers regulatory requirements and their impact when making executive compensation decisions concerning the CEO and other executive officers. We adopted SFAS No. 123R effective for the 2006 fiscal year. In determining option awards for 2006, the Compensation Committee generally considered the potential expense of those programs under SFAS No. 123R and the impact on earnings per share. The Compensation Committee concluded that the award levels were in the best interests of stockholders given competitive compensation practices in the technology industry and among our peer companies, the awards’ potential expense, the company’s performance, and the impact of the awards on employee motivation and retention.

Conclusions

We believe that our executive compensation program strongly supports our philosophy of pay-for-performance. We further believe that compensation levels and programs for the CEO and other executive officers are consistent with competitive practices in our industry and thus advance our recruiting and retention objectives. The Compensation Committee will continue to review our programs on a regular basis and will update them from time to time based on changes in competitive practices, regulatory requirements and our needs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and Form 10-K/A.

Respectfully submitted by the Compensation Committee,

Barton L. Faber, Chairman

Thomas L. Ringer

Margaret A. Breya

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our CEO, CFO, and our other three most highly compensated executive officers (the “Named Executive Officers”) for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)		(d)	(e) (1)	(f)	(g)	(h)	(i)		(j)
John L. McGannon	2006	$275,000	(2)	$40,000	—	—	—	—	$20,791	(3)	$335,791
President & Chief Executive Officer

Todd W. Schmidt	2006	$150,577		$6,000	$27,078	—	—	—	—		$187,962
Chief Financial Officer

Nasser S. Barghouti	2006	$200,000	(4)	$40,000	$61,194	—	—	—	$7,163	(5)	$308,357
Chief Technology Officer

J. Douglas Winter	2006	$200,000	(6)	$40,000	$61,194	—	—	—	$14,561	(7)	$315,755
Chief Operating Officer

Tao Ye	2006	$175,000	(8)	$40,000	$61,194	—	—	—	$62,384	(9)	$338,578
General Manager of Asian Operations

(1)	The value reported under the Stock Awards column for each Named Executive Officer is the aggregate cost recognized in the Company’s financial statements for such awards for the fiscal year, including awards granted in prior fiscal years. The costs for awards made during fiscal year 2006 are determined in accordance with SFAS 123(R), and, under SEC rules, disregard adjustments for forfeiture assumptions. The costs for awards made prior to fiscal year 2006 are determined in accordance with the modified prospective transition method under SFAS 123(R). The assumptions for the valuation determinations are provided in Note 1 to our financial statements contained in the Form 10-K for the year ended December 31, 2006.
(2)	This amount includes a $3,000 contribution by Mr. McGannon to his account in the Company’s 401(k) plan.
(3)	All Other Compensation includes $11,791 of health and life insurance benefits, a $6,000 automobile allowance and $3,000 of company matching contributions to the 401(k) plan. Document Sciences matches 100% of its employees’ 401(k) contributions up to a maximum of $3,000. Mr. McGannon’s 401(k) account is 100% vested.
(4)	This amount includes a $15,000 contribution by Mr. Barghouti to his account in the Company’s 401(k) plan.
(5)	This amount includes $4,163 of health and life insurance benefits and $3,000 of company matching contributions to the executive’s 401(k) account. Mr. Barghouti’s 401(k) account is 50% vested.
(6)	This amount includes a $15,000 contribution by Mr. Winter to his account in the Company’s 401(k) plan.
(7)	In addition to $11,561 of health and life insurance benefits, this amount includes $3,000 of company matching contributions to Mr. Winter’s 401(k) account. . Mr. Winter’s 401(k) account is 50% vested.
(8)	This amount includes a $15,000 contribution by Mr. Ye to his account in the Company’s 401(k) plan.
(9)	This amount includes $9,384 of health insurance benefits, a $50,000 of annual stipend for housing and other living expenses and $3,000 of company matching contributions to Mr. Ye’s 401(k) account. Mr. Ye’s 401(k) account is 50% vested.

Grants of Plan Based Awards

The following table sets forth, for the fiscal year ended December 31, 2006, certain information regarding incentive plan awards granted to the CEO, CFO and other Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Awards: Number of Securities Underlying Options (#)	All Other Awards: Number of Securities Underlying Options (#)	Grant Date Total Fair Value of Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i) (2)	(j)	(k)	(l) (3)
John L. McGannon	1/11/2006	$27,500	$137,500	$275,000	—	—	—	—	—	—	—
Todd W. Schmidt	1/11/2006 2/1/2006	$7,500 —	$15,000 —	$37,500 —	— —	— —	— —	— 7,500	— —	— —	$ — 57,000
Nasser S. Barghouti	1/11/2006	$20,000	$100,000	$200,000	—	—	—	—	—	—	—
J. Douglas Winter	1/11/2006	$20,000	$100,000	$200,000	—	—	—	—	—	—	—
Tao Ye	1/11/2006	$20,000	$100,000	$200,000	—	—	—	—	—	—	—

(1)	These awards were granted pursuant to our 2006 Executive Bonus Plan, an annual non-equity incentive plan. This plan is described in more detail in Compensation Discussion and Analysis above. The “target” is the amount our Named Executive Officers would receive assuming that our company achieved its target net income in 2006. For the Named Executive Officers, the 2006 Executive Bonus Plan would have paid out if our company achieved a minimum net income amount in 2006 and was capped at a maximum net income amount. Because we did not achieve our minimum net income in 2006, no bonuses were paid to the Named Executive Officers under our 2006 Executive Bonus Plan.
(2)	This restricted stock award was granted pursuant to our 2004 Stock Incentive Plan. This restricted stock award vests in four equal annual installments beginning on the one year anniversary of the grant date.
(3)	This amount represents the grant date fair value, computed in accordance with SFAS No. 123(R), of restricted stock units granted in 2006. The grant date fair value was determined by multiplying the total number of shares of our common stock underlying the restricted stock award by $7.60, the closing price of our company’s common stock on NASDAQ on the grant date in accordance with SFAS No. 123(R).

Outstanding Equity Awards at Fiscal Year End 2006

The following table sets forth certain information concerning outstanding equity awards held by the Named Executive Officers as of December 31, 2006.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other rights That Have Not Vested ($)
(a)	(b) (1)	(c)	(d)	(e)		(f) (2)	(g)	(h) (3)	(i)	(j)
John L. McGannon	15,000 95,000 114,200 40,000 75,000 40,000	— — — — — —	— — — — — —	$ $ $ $ $ $	1.75 1.97 1.47 2.81 3.17 5.24	10/18/2008 09/14/2009 02/12/2011 01/30/2012 01/27/2013 04/01/2015	— — — — — —	— — — — — —	— — — — — —	— — — — — —
Todd W. Schmidt	—	—	—		—	—	7,500	$50,250	—	—
Nasser S. Barghouti	20,000	—	—		$5.24	04/01/2015	17,500	$117,250	—	—
J. Douglas Winter	20,000	—	—		$5.24	04/01/2015	17,500	$117,250	—	—
Tao Ye	20,000	—	—		$5.24	04/01/2015	17,500	$117,250	—	—

(1)	On December 22, 2005, the Board of Directors approved the immediate and full vesting of all unvested stock options, including the options listed in column (b).
(2)	All Options listed have a ten (10) year term.
(3)	This amount was determined by multiplying the total number of shares of our common stock underlying the restricted stock award by $6.70, the closing price of our company’s common stock on NASDAQ on December 29, 2006.

Option Exercises and Stock Vested Table

The following table sets forth certain information concerning option exercises and stock vested held by the CEO, CFO and other Named Executive Officers as of December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e) (1)
John L. McGannon	—	—	—	—
Todd W. Schmidt	—	—	—	—
Nasser S. Barghouti	—	—	7,500	$45,375
J. Douglas Winter	—	—	7,500	$45,375
Tao Ye	—	—	7,500	$45,375

(1)	Column (e) indicates the aggregate dollar amounts realized by each Named Executive Officer, upon the vesting of portion of their restricted stocks awarded. September 19, 2006 was the vesting date of the indicated number of shares (Column (d)). The closing price of the company stock on the vesting date was $6.05.

Potential Payments Upon Termination Or Change Of Control

The tables below reflect the amount of compensation to each of the Named Executive Officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon voluntary termination, early retirement, involuntary not-for-cause termination, termination following a change of control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2006 and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Employment Contracts and Severance Arrangements

Employment Agreement with John L. McGannon

Mr. McGannon’s Employment Agreement is effective as of October 1, 2005 and provides for a base annual salary of $275,000 and a performance-based bonus equal to 50% to 100% of such annual base salary. The criteria for the performance-based bonus and amount of the payment will be determined by the Compensation Committee in its sole and absolute discretion. The Employment Agreement also entitles Mr. McGannon to receive, upon termination of his employment for any reason, payments equal to (i) the portion of his then current annual base salary which has accrued through the date of his termination, (ii) any vested bonus payments, stock options or restricted stock to which he is entitled as of the date of his termination and (iii) any payments for unused vacation and reimbursement of expenses which are due, accrued or payable as of the date of his termination. If Mr. McGannon is terminated by the Company without cause, but not in connection with a change in control of the Company as described below, then in addition to the payments described in (i), (ii) and (iii) above, he is entitled to receive (x) an amount equal to his then-current annual base salary and performance-based bonus for a 12-month period and (y) continuation of health benefits for a 12-month period. If either 30 days before or within 18 months following a change in control of the Company, Mr. McGannon is terminated by the Company without cause or he terminates his employment for good reason, then in addition to the payments described in (i), (ii) and (iii) above, he is entitled to receive (A) an amount equal to two times his annual base salary and prorated performance-based target bonus and (B) continuation of health benefits for a 24-month period. In addition, Mr. McGannon has agreed under his Employment Agreement that he will not, while his Employment Agreement is in effect and for 12 months after its termination, solicit or attempt to solicit (or assist others to solicit) for employment any person who is, or within the preceding 12 months was, an employee of the Company.

Employment Agreements with Nasser Barghouti, J. Douglas Winter and Tao Ye

Each of Mr. Barghouti’s, Mr. Winter’s and Mr. Ye’s Employment Agreement is effective as of October 1, 2005 and provides for a base annual salary of $200,000 for Mr. Barghouti and Mr. Winter’s, $175,000 for Mr. Ye and a performance-based bonus equal to 50% to 100% of such annual base salary. The criteria for the performance-based bonus and amount of the payment will be determined by the Compensation Committee in its sole and absolute discretion. The Employment Agreement also entitles each of them to receive, upon termination of his employment for any reason, payments equal to (i) the portion of his then current annual base salary which has accrued through the date of his termination, (ii) any vested bonus payments, stock options or restricted stock to which he is entitled as of the date of his termination and (iii) any payments for unused vacation and reimbursement of expenses which are due, accrued or payable as of the date of his termination. If Mr. Barghouti, Mr. Winter or Mr. Ye is terminated by the Company without cause, but not in connection with a change in control of the Company as described below, then in addition to the payments described in (i), (ii) and (iii) above, each is entitled to receive (x) an amount equal to his then-current annual base salary for a 6-month period and (y) continuation of health benefits for a 6-month period. If either 30 days before or within 18 months following a change in control of the Company, any of them is terminated by the Company without cause or any terminates his employment for good reason, then in addition to the payments described in (i), (ii) and (iii) above, he is entitled to receive (A) an amount equal to 1.5 times his annual base salary and prorated performance-based target bonus and (B) continuation of health benefits for an 18-month period. In addition, each of Mr. Barghouti, Mr. Winter or Mr. Ye has agreed under his Employment Agreement that he will not, while his Employment Agreement is in effect and for 12 months after its termination, solicit or attempt to solicit (or assist others to solicit) for employment any person who is, or within the preceding 12 months was, an employee of the Company.

a) Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, he will be entitled to receive amounts earned during his term of employment. Such amounts include:

•	The portion of his then current annual base salary which has accrued through the date of his termination,

•	Vested stock options and restricted stock

•	Payment for unused vacation

•	Unreimbursed business expenses

b) Payments Made Upon Termination Without Cause

If a Named Executive Officer’s employment is terminated by the company without Cause, but not in connection with a Change in Control, then he/she will receive, in addition to the items identified above (section a), continuation of the Annual Base Salary and the Health Benefits as described in the Employment Contract and Severance Arrangement section above.

c) Payments Made upon a Change of Control

If, either 30 days before or within 18 months following a Change of Control, the Company terminates a Named Executive Officer’s employment without Cause, or if a Named Executive Officer terminates his/her employment for Good Reason, then the executive is entitled to receive, in addition to the items identified above (section a), portions of the Annual Base Salary and the targeted annual Bonus, as well as, continuation of Health Benefits.

d) Other

If a Named Executive Officer’s employment is terminated by the Company for Cause, in the event of death or disability or due to voluntary resignation for any reason other than for Good Reason either 30 days before or within 18 months following a Change of Control, the executive will be entitled to the compensation set forth in section (a).

The use of the term “Cause” herein shall mean:

a)	An act of willful dishonesty taken in connection with the executive’s responsibilities as an employee and causing damage to the Company;

b)	The executive’s commission of, or plea of nolo contender to, a felony;

c)	The executive’s insubordination or willful refusal to follow reasonable directives of the Board of Directors;

d)	The executive’s violation of the Confidentiality Agreement between him/her and the Company; and

e)	The executive’s gross negligence or willful misconduct in the performance of his/her duties as an employee of the Company.

The following tables indicate the potential payments and benefits to which the Named Executive Officers will be entitled upon termination of employment. Calculations for the following tables are based on the following assumptions: (i) the triggering event occurred on December 31, 2006; (ii) salaries were paid through December 31, 2006; and (iii) the per share price of our common stock is $6.70, the closing price on December 29, 2006.

Voluntary Termination, Involuntary For Cause Termination, Disability or Death

Name	Salary	Bonus	Stock Options	Benefits & Unpaid Vacation	Total Benefits
John L. McGannon	—	—	$1,599,825	$22,012	$1,621,837
Todd W. Schmidt	—	—	—	—	—
Nasser S. Barghouti	—	—	$29,200	$7,596	$36,796
J. Douglas Winter	—	—	$29,200	$21,442	$50,642
Tao Ye	—	—	$29,200	$20,192	$49,392

Voluntary Termination for Good Reason or

Involuntary Not for Cause Termination as a result of a Change in Control

Payments for termination associated with Change in Control will be awarded if the triggering event takes place within 30 days before or 18 months following the change in control of the company.

Name	Salary	Bonus	Stock Options	Benefits & Unpaid Vacation	Total Benefits
John L. McGannon	$550,000	$275,000	$1,599,825	$45,594	$2,470,419
Todd W. Schmidt	—	—	—	—	—
Nasser S. Barghouti	$300,000	$150,000	$29,200	$13,841	$493,041
J. Douglas Winter	$300,000	$150,000	$29,200	$38,784	$517,984
Tao Ye	$262,500	$131,250	$29,200	$90,518	$513,468

Involuntary Not For Cause Termination

Name	Salary	Bonus	Stock Options	Benefits & Unpaid Vacation	Total Benefits
John L. McGannon	$275,000	$137,500	$1,599,825	$33,803	$2,046,128
Todd W. Schmidt	—	—	—	—	—
Nasser S. Barghouti	$100,000	—	$29,200	$9,678	$138,878
J. Douglas Winter	$100,000	—	$29,200	$27,223	$156,423
Tao Ye	$87,500	—	$29,200	$37,384	$154,084

Securities Available for Issuance Under our Equity Compensation Plans

The following table provides information with respect to our equity compensation plans as of December 31, 2006, which plans were as follows: the 1995 Stock Incentive Plan and the 2004 Stock Incentive Plan.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	2,277,613	(1)	$2.97	(2)	121,856
Equity compensation plans not approved by security holders	50,000	(1)	$3.10	(2)	—

Totals	2,327,613		$2.97		196,513

(1)	Includes restricted stock grants at no cost to grantee.
(2)	Does not include restricted stock, which does not have an exercise price.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee discussed with our independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Statement on Audit Standards No. 61 (Communication with Audit Committees), SEC rules and other standards. In addition, the Audit Committee has received from Ernst & Young the written disclosures as required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and discussed their independence from Document Sciences and its management. Our Audit Committee meets with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board of Directors, and our Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Ronald S. Beard—Chairman

Thomas L. Ringer

Colin J. O’Brien

Margaret A. Breya

The above report of our Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not be deemed filed under such Acts.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission and The Nasdaq Capital Market reports of ownership and changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by the SEC to furnish Document Sciences with copies of all Section 16(a) reports they file.

To our knowledge, based solely on review of the copies of such reports furnished to Document Sciences or written representations that no other reports were required, we believe that during the 2006 fiscal year all filings made by our officers, directors and greater than ten percent stockholders were timely filed, except for the following:

J. Douglas Winter filed two late Form 4 reports with respect to two transactions that were not reported on a timely basis. Edward Calnan filed one late Form 4 report with respect to one transaction that was not reported on a timely basis. He also filed one late Form 3 report. Margaret A. Breya, Nasser Barghouti and Tao Ye each filed one late Form 4 report with respect to one transaction that was not reported on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed elsewhere in this document, no director, executive officer, nominee for election as a director nor any beneficial holder of more than five percent of Document Sciences' outstanding capital stock, had any material interest, direct or indirect, in any reportable transaction with Document Sciences during the last fiscal year, or since the commencement of the current fiscal year, or any reportable business relationship with Document Sciences during such time.

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and directors. Those indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Procedures for Approval of Related Person Transactions

Our policy for the review and approval of transactions between us and related persons is set forth in the charter of our Audit Committee. Pursuant to the charter of our Audit Committee, it is the responsibility of our Audit Committee to review and approve all transactions or arrangements to which we were or will be a participant in which any director or executive officer had or will have a direct or indirect material interest.

OTHER INFORMATION

Incorporation by Reference

In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, so that information should be considered as part of the filing that you read. Our 2006 Annual Report is incorporated by reference. Based on the Securities and Exchange Commission regulations, the Report of the Audit Committee of the Board of Directors and the Compensation Committee Report specifically are not incorporated by reference into any other filings with the Securities and Exchange Commission.

This Proxy Statement is sent to you as part of the proxy materials for the 2007 Annual Meeting of Stockholders. You may not consider this Proxy Statement as material for soliciting the purchase or sale of our common stock.

Access to and Availability of Additional Information

Copies of our 2006 Annual Report on Form 10-K and Form 10-K/A filed with the Securities and Exchange Commission have been distributed to stockholders. Additional copies and additional information are available without charge from Document Sciences Corporation, 5958 Priestly Drive, Carlsbad, California 92008, attention: Corporate Secretary. In addition, our Code of Business Conduct and Ethics and the charters for each of our Audit, Compensation, and Governance and Nominating Committees are posted in the “About Us/Investor Relations/Board of Director committee charters and Code of Conduct” section of our website at www.docsciences.com.

Deadline for Receipt of Stockholder Proposals

Our bylaws establish advance notice procedures that a stockholder must follow in order to nominate persons for election as directors or to otherwise introduce an item of business at an annual or special meeting of stockholders. These procedures provide that, so long as prior notice or public disclosure of the annual or special meeting of stockholders has been given or made at least 100 days prior to such meeting, notice of nominations for director nominees and/or an item of business proposed to be introduced at an annual or special meeting of stockholders must be received by our Corporate Secretary at our principal executive offices no later than 90 days in advance of such meeting. If prior notice or public disclosure of the meeting has not been given at least 100 days prior to such meeting, then the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting. The form of such notice must set forth:

•

the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

•

a representation that the stockholder is a holder of record of stock of Document Sciences entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

•

if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•

such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by our Board of Directors; and

•	if applicable, the consent of each nominee to serve as a director of Document Sciences if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the procedures described above.

Any stockholder proposals, including director nominations, that are intended to be considered for inclusion in our 2008 proxy solicitation materials must be in writing and received by our Corporate Secretary no later than March 9, 2008 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Such proposals should be sent to the attention of our Corporate Secretary at our principal executive offices as follows:

Corporate Secretary

Document Sciences Corporation

5958 Priestly Drive

Carlsbad, California 92008

Stockholders may contact our Corporate Secretary at the address above for a copy of the bylaw provisions that set forth the requirements for making stockholder proposals and nominating an individual for election as a director.

OTHER MATTERS

We know of no other matters to be submitted to our stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as we may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are therefore urged to execute and timely return the accompanying proxy card in the envelope enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ THOMAS L. RINGER
Thomas L. Ringer Chairman of the Board

Carlsbad, California

June 30, 2007

APPENDIX A

DOCUMENT SCIENCES CORPORATION

2007 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2007 Employee Stock Purchase Plan of Document Sciences Corporation.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the common stock of the Company.

(d) “Company” shall mean Document Sciences Corporation, a Delaware corporation, and any Designated Subsidiary of the Company.

(e) “Compensation” shall mean all base straight time gross earnings and sales commissions, overtime pay and cash bonuses.

(f) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g) “Employee” shall mean any Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(h) “Enrollment Date” shall mean the first day of each Offering Period.

(i) “Exercise Date” shall mean the last day of each Offering Period.

(j) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k) “Offering Period” shall mean a period of approximately six (6) months, commencing on an Enrollment Date and terminating on an Exercise Date. The first Offering Period shall commence on the first Trading Day following August 31, 2007, and shall terminate on the last Trading Day of the sixth month following the commencement of the Offering Period. Thereafter, Offering Periods shall commence on the first Trading Day following termination of the prior Offering Period and shall terminate on the last Trading Day of the sixth month following commencement of such Offering Period.

(l) “Parent” shall mean any corporation, domestic or foreign, in an unbroken chain of corporations ending with the Company if each corporation in the chain (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(m) “Plan” shall mean this 2007 Employee Stock Purchase Plan.

(n) “Purchase Price” shall mean an amount equal to not less than 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower. If the Enrollment Date shall fall on a Saturday, Sunday, or other legal holiday, the Fair Market Value shall be determined as of the trading day immediately preceding the Enrollment Date.

(o) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under an option.

(p) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(q) “Trading Day” shall mean a day on which national stock exchanges and The Nasdaq Stock Market are open for trading.

3. Eligibility.

(a) Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent, Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and any Parent or its subsidiaries will not accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase stock shall be determined in accordance with Section 423(b)(8) of the Code.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods. The first Offering Period shall commence on the first Trading Day following August 31, 2007, and shall terminate on the last Trading Day of the sixth month following the commencement of the Offering Period. Thereafter, Offering Periods shall commence on the first Trading Day following Exercise Date of the prior Offering Period and shall terminate on the last Trading Day of the sixth month following commencement of such Offering Period. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a enrollment agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s Human Resources office not later than one day prior to the applicable Enrollment Date.

(b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6. Payroll Deductions.

(a) At the time a participant files his or her enrollment agreement, he or she shall elect to have payroll deductions made on each pay day during an Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, but may not otherwise increase or decrease the rate of his or her payroll deductions during the Offering Period. A participant’s enrollment agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Offering Period”) that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’s enrollment agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price. During a six month Offering Period no Employee shall be permitted to purchase more than 5,000 shares (or such lesser number determined by the Board or a committee of members of the Board appointed by the Board to administer the Plan; provided, however, that such limit shall be adjusted proportionately in the event of an Offering Period longer than six months. All such purchases shall also be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be carried over in the participant’s account into the next Offering Period. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the shares shall be credited to an account in the participant’s name with a brokerage firm selected by the Plan Committee to hold the shares in it’s street name.

10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time up to two weeks prior to any Exercise Date by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal, such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new enrollment agreement.

(b) Upon a participant’s ceasing to be an Employee (as defined in Section 2(g) hereof) for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

(c) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12. Stock.

(a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be seventy-five thousand (75,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Shares of Common Stock subject to unexercised options that expire, terminate or are cancelled shall again become available for the grant of further options under the Plan.

(b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13. Administration.

(a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

(b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof. Shares of Common Stock acquired through exercise of options granted pursuant to this Plan may not be sold or otherwise transferred until at least twelve (12) months after the Exercise Date. The Company shall have the right to place a legend on all stock certificates delivered pursuant to this Plan setting forth the restriction on transferability of such shares.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization; Dissolution; Liquidation; Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19. Amendment or Termination.

(a) The Board of Directors of the Company may at any time and for any reason amend or terminate the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b) Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods (provided no Offering Period may be more than seven months), limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

APPENDIX B

DOCUMENT SCIENCES CORPORATION

AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN

(as proposed to be amended)

1.	Purposes of the Plan. The purposes of the Plan are to enable the Company, any Parent and any Subsidiary to attract and retain the services of employees, directors and consultants and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

2.	Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

“Administrator” shall have the meaning as set forth in Article 3.

“Board” means the Board of Directors of the Company.

“Change of Control” shall mean the occurrence of any of the following events:

(a)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;

(b)	The approval by stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

(c)	The approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of at least 50% or more of the Company’s assets determined at their fair market value.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Committee” means a committee of the Board designated by the Board to administer the Plan and composed of not less than two independent directors. To obtain the benefits of Rule 16b-3, Rights must be granted by the entire Board or a Committee comprised entirely of “non-employee directors” as such term is defined in Rule 16b-3. In addition, if Rights are to be awarded to persons subject to Section 162(m) of the Code and such Rights are intended to constitute “performance-based compensation,” then such Rights must be granted by a Committee comprised entirely of “outside directors” as such term is defined in the regulations under Section 162(m) of the Code.

“Company” means Document Sciences Corporation, a corporation organized under the laws of the State of Delaware (or any successor corporation).

“Date of Grant” means the date on which the Administrator adopts a resolution expressly granting a Right to a Participant, or if a future date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution provided that the Participant is an Eligible Person on such date.

“Director” means a member of the Board.

“Disability” means permanent and total disability as defined by Section 22(3) of the Code.

“Election” shall have the meaning set forth in Section 12.3(d) of the Plan.

“Eligible Person” means an employee, consultant or director of the Company, any Parent or any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall have the meaning set forth in Section 6.4.

“Fair Market Value” per share at any date shall mean (a) if the Stock is listed on an exchange or exchanges, the last reported sales price per share on such date on the principal exchange on which it is traded; or (b) if the Stock is traded on the Nasdaq Stock Market, the last reported sales price per share for the Stock; or (c) if the Stock is not listed on an exchange or traded on the Nasdaq Stock Market, an amount determined in good faith by the Administrator, taking into account the price at which securities of reasonably comparable corporations are being traded, adjusted for any dissimilarities, and the earnings history, book value and prospects of the Company in light of then existing general market conditions.

“Holder” means the Participant or any permitted transferee holding the right.

“Incentive Stock Option” means a Stock Option that satisfies the requirements of Section 422 of the Code.

“Liquidating Event” means the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off.

“Non-Employee Director” means a Director who is not an employee of the Company or any of its subsidiaries.

“Non-Employee Director Option” means a Stock Option granted pursuant to Section 9.1 of the Plan.

“Non-Statutory Option” means a Stock Option that does not qualify as an Incentive Stock Option.

“Parent” means any present or future corporation which would be a “parent corporation” as that term is defined in Section 424 of the Code.

“Participant” means any Eligible Person selected by the Administrator, pursuant to the Administrator’s authority in Article 3, to receive a Right.

“Plan” means this Document Sciences Corporation 2004 Stock Incentive Plan, as the same may be amended or supplemented from time to time.

“Purchase Price” shall have the meaning set forth in Section 7.3 of the Plan.

“Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured over a specified time period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Right: (a) cash flow, (b) earnings per share, (c) earnings before any one or more of interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on assets or net assets, (h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin or profit margin, (m) return on operating revenue, (n) market share, (o) overhead or other expense reduction, (p) leverage or other liquidity criteria, or (q) any other similar performance criteria.

“Rights” mean Stock Options, Restricted Stock or Stock Appreciation Rights granted or sold to an Eligible Person under the Plan.

“Right Agreement” means a written agreement between the Company and the Participant evidencing a Right.

“Restricted Stock” means Stock issued pursuant to Article 7.

“Retirement” means retirement from active employment with the Company or any Parent or Subsidiary as determined by the Administrator.

“Service” means the performance of service for the Company or any Parent or Subsidiary by a person in his or her capacity as an employee, director or consultant.

“Special Terminating Event” with respect to a Participant shall mean the death, disability or Retirement of that Participant.

“Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Stock Appreciation Right” means a Right granted pursuant to Article 8.

“Stock Option” means an option to purchase shares of Stock granted pursuant to Article 6.

“Subsidiary” means any present or future corporation which would be a “subsidiary corporation” as that term is defined in Section 424 of the Code.

“Tax Date” shall have the meaning set forth in Section 12.3(d) of the Plan.

“Ten Percent Stockholder” means a person who on the Date of Grant owns, either directly or indirectly or through attribution as provided in Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary.

“Withholding Right” shall have the meaning set forth in Section 12.3(c) of the Plan.

3.	Administration.

3.1	Administrator. The Plan shall be administered by either (a) the Board or (b) the Committee (the group that administers the Plan is referred to as the “Administrator”).

3.2

Powers. In general, the Administrator shall have the power and authority to take whatever action is necessary or advisable to administer the Plan. In particular, the Administrator shall have the authority: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to determine when Rights are to be granted under the Plan; (e) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom Rights shall be granted; (f) to determine the number of shares of Stock to be made subject to each Right; (g) to prescribe the terms and conditions of each Right, including, without limitation, the Exercise Price or Purchase Price, medium of payment, vesting and/or exercisability, right of first refusal and repurchase provisions and to determine whether the Stock Option is to be an Incentive Stock Option or a Non-Statutory Option and to specify such provisions of the Agreement; (h) to amend any outstanding Rights, subject to applicable legal restrictions and to the consent of the Holder if such amendment impairs the rights of the Holder; (i) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; and (j) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan. Notwithstanding the foregoing, Awards may not be repriced without stockholder approval.

3.3	Decisions Final. All decision made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and all Holders.

3.4	The Committee. The Board may, in its sole and absolute discretion, from time to time delegate any or all of its duties and authority with respect to the Plan to the Committee whose members are to be appointed by and to serve at the pleasure of the Board. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase or decrease (to not less than two) the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefore, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members or, in the case of a committee comprised of only two members, the unanimous written consent of its members, and minutes shall be kept of all its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

4.	Stock Subject to Plan.

4.1	Stock Subject to Plan. Subject to an adjustment as provided in Article 10, the total number of shares of Stock available for issuance or subject to outstanding Rights under the Plan shall be 1,400,000 shares. Shares reserved hereunder may consist, in whole or in part, of authorized but unissued shares or reacquired shares, including shares repurchased by the Company.

4.2	Unexercised Rights; Reacquired Shares. To the extent that any Rights expire or are otherwise terminated without being exercised, the shares underlying such Rights (and shares related thereto) shall again be available for issuance in connection with future Rights under the Plan. Unvested shares that have been issued under the Plan and that are subsequently repurchased by the Company shall be added back to the number of shares of Stock available under the Plan. However, should the Exercise Price of a Stock Option granted pursuant to the Plan be paid with shares of Stock or should shares of Stock otherwise issuable pursuant to the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of a Stock Option or the vesting of shares of Stock issued under the Plan, then the number of shares of Stock available for issuance pursuant to the Plan shall be reduced by the gross number of shares for which the Stock Option is exercisable or which vest.

5.	Eligibility. Directors, employees and consultants of the Company, any Parent or any Subsidiary shall be eligible to be granted Rights hereunder subject to limitations set forth in this Plan; provided, however, that only employees of the Company, any Parent or any Subsidiary shall be eligible to be granted Incentive Stock Options hereunder.

6.	Stock Options.

6.1	Agreement. The terms of a Stock Option shall be determined by the Administrator, but shall not be inconsistent with the Plan. Each Stock Option granted pursuant to the Plan shall be evidenced by a Right Agreement.

6.2	Number of Shares. Each Right Agreement shall state the number of shares of Stock to which the Stock Option relates.

6.3	Type of Option. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Statutory Options. Each Right Agreement shall identify the portion (if any) of the Stock Option which constitutes an Incentive Stock Option.

6.4	Exercise Price. Each Right Agreement shall state the price at which shares subject to the Stock Option may be purchased (the “Exercise Price”), which shall not be less than 100% of the Fair Market Value of the shares of Stock on the Date of Grant. In the case of either an Incentive Stock Option granted to a Ten Percent Stockholder, the Exercise Price shall not be less than 110% of such Fair Market Value.

6.5	Value of Shares. The Fair Market Value of the shares of Stock (determined as of the Date of Grant) with respect to which Incentive Stock Options are first exercisable by a Participant under this Plan and all other incentive option plans of the Company and any Parent or Subsidiary in any calendar year shall not, for such year, in the aggregate, exceed $100,000. To the extent Stock Options exceed this limit, they will be treated as Non-Statutory Options.

6.6	Medium and Time of Payment. The Exercise Price shall be paid in full, at the time of exercise, in cash or cash equivalents or, with the approval of the Administrator, in shares of Stock which have been held by the Holder for a period of at least six calendar months preceding the date of surrender and which have a Fair Market Value equal to the Exercise Price, or in a combination of cash and such shares, and may be effected in whole or in part (a) with monies received from the Company at the time of exercise as a compensatory cash payment; or (b) through a sale and remittance procedure pursuant to which the Holder shall concurrently provide irrevocable instructions to (i) a brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (ii) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. Any shares of Company stock or other non-cash consideration assigned and delivered to the Company in payment or partial payment of the Exercise Price will be valued at Fair Market Value on the exercise date.

6.7	Term and Exercise of Stock Options. A Stock Option shall be exercisable over the exercise period at the times the Administrator may determine, as reflected in the related Right Agreement. The Right Agreements shall provide that the Holder shall have the right to exercise the Stock Option at the rate of at least 20% per year over 5 years from the Date of Grant of such Stock Options. However such limitation shall not apply to officers, directors or consultants of the Company. The term of any Stock Option shall be determined by the Administrator, but shall not exceed ten years from the Date of Grant of the Stock Option. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the exercise period shall be determined by the Administrator, but shall not exceed five years from the Date of Grant. The Stock Option shall be subject to earlier termination upon the occurrence of either a Special Terminating Event, as provided in Section 12.5, or the Termination of Service, as provided in Section 12.6. A Stock Option may be exercised, as to any or all full shares of Stock as to which the Stock Option has become exercisable, by giving written notice of such exercise to the Company, proof of assignment (if the Holder is not the Participant originally granted the Stock Option) and made adequate arrangements to take care of the required withholding obligations.

7.	Restricted Stock.

7.1	Agreement. The terms of Restricted Stock shall be determined by the Administrator but shall not be inconsistent with the Plan. Restricted Stock pursuant to the Plan shall be evidenced by a Right Agreement.

7.2	Number of Shares. Each Right Agreement shall state the number of shares of Restricted Stock which may be purchased pursuant to such agreement.

7.3	Purchase Price. Each Right Agreement shall state the price at which the Restricted Stock subject to such Right Agreement may be purchased (the “Purchase Price”), which shall be determined in the sole discretion of the Administrator.

7.4	Medium and Time of Payment. The Purchase Price shall be paid in full at the time of exercise, in cash or cash equivalent or, with the approval of the Administrator, in shares of Restricted Stock which have been held by the Holder for a period of at least six calendar months preceding the date of surrender and which have a Fair Market Value equal to the Purchase Price or in a combination of cash or cash equivalent and such shares. Shares may also be issued as consideration for past Service.

7.5	Vesting.

(a)	Shares of Restricted Stock issued pursuant to this Section 7 may, in the discretion of the Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over Participant’s period of Service or upon attainment of specified performance objectives, including a Qualifying Performance Criteria. Shares of Restricted Stock may also be issued pursuant to Rights that entitle the Holder to receive those shares upon the Participant’s attainment of designated performance goals, including Qualifying Performance Criteria or the satisfaction of specified Service requirements.

(b)	Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which Holder may have the right to receive with respect to Holder’s unvested shares of Restricted Stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Stock as a class without the Company’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to Holder’s unvested shares of Stock and shall be treated as if they had been acquired on the same date as such shares and (ii) such escrow arrangements as the Administrator shall deem appropriate.

(c)	Should Participant cease to remain in Service while one or more shares of Restricted Stock issued pursuant to this Section are unvested or should the performance objectives not be attained with respect to one or more such unvested shares of Restricted Stock, then the Company shall have the right to repurchase those shares at a price per share equal to the Purchase Price. The terms upon which such repurchase right shall be exercisable shall be established by the Administrator and set forth in the Right Agreement. Any repurchases must be done in compliance with applicable state corporate law.

8.	Stock Appreciation Rights.

8.1	Granting of Stock Appreciation Rights. The Administrator may at any time and from time to time approve the grant to Eligible Persons of Stock Appreciation Rights, related or unrelated to Stock Options.

8.2	Stock Appreciation Rights Related to Options.

(a)	A Stock Appreciation Right related to a Stock Option shall entitle the holder of the related Stock Option, upon exercise of the Stock Appreciation Right, to surrender such Stock Option, or any portion thereof to the extent previously vested but unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 8.2(c). Such Stock Option shall, to the extent surrendered, then cease to be exercisable.

(b)	A Stock Appreciation Right related to a Stock Option hereunder shall be exercisable at such time or times, and only to the extent that, the related Stock Option is exercisable, and shall not be transferable except to the extent that such related Stock Option may be transferable (and under the same conditions), shall expire no later than the expiration of the related Stock Option, and may be exercised only when the market price of the Stock subject to the related Stock Option exceeds the Exercise Price of the Stock Option.

(c)	Upon the exercise of a Stock Appreciation Right related to a Stock Option, the Holder shall be entitled to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the Exercise Price of a share of Stock specified in the related Stock Option from the Fair Market Value of a share of Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the Right Agreement), by (ii) the number of shares as to which such Stock Appreciation Right is exercised.

8.3	Stock Appreciation Rights Unrelated to Options. The Administrator may grant Stock Appreciation Rights unrelated to Stock Options. Section 8.2(c) shall govern the amount payable at exercise under such Stock Appreciation Right, except that in lieu of an Exercise Price the initial base amount specified in the Right shall be used.

8.4	Limits. Notwithstanding the foregoing, the Administrator may place a dollar limitation on the maximum amount that shall be payable upon the exercise of a Stock Appreciation Right.

8.5	Payments. Payment of the amount determined under the foregoing provisions may be made in whole shares of Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right, in cash or in a combination of cash and shares of Stock as the Administrator determines. If the Administrator decides to make full payment in shares of Stock, and the amount payable results in a fractional share, payment for the fractional share shall be made in cash.

9.	Automatic Option Grants to Directors.

9.1	Automatic Grants. Each Non-Employee Director shall automatically receive a Non-Statutory Option to purchase 30,000 shares of Stock on the date following each annual stockholder’s meeting provided such Non-Employee Director is elected or re-elected to the Board at such meeting.

9.2	Exercise Price. The exercise price for a Non-Employee Director Option shall be equal to the Fair Market Value of the Stock on the date of grant. The exercise price for such Stock Option shall be paid in accordance with Section 6.6.

9.3	Vesting. Twenty-five percent of the shares subject to a Non-Employee Director Option shall vest on each anniversary of the grant date provided that the Non-Employee Director is still serving on the Board at such time.

9.4	Expiration. All Non-Employee Director Options shall expire on the tenth anniversary of the date of grant.

9.5	Amendment; Suspension. The Administrator may at any time and from time to time in its discretion suspend or reactivate this Article IX.

10.	Adjustments.

10.1	Effect of Certain Changes.

(a)	Stock Dividends, Splits, Etc. If there is any change made to the Stock through the declaration of stock dividends or through a recapitalization resulting in stock splits, or combinations or exchanges of the outstanding shares or other change affecting the Stock as a class without the Company’s receipt of consideration, (i) the class and the number of shares of Stock available for Rights, (ii) the class and the number of shares covered by outstanding Rights, (iii) the per person limitations set forth in Section 12.1(a), and (iv) the Exercise Price or Purchase Price of any Right, in effect prior to such change, shall be proportionately adjusted by the Administrator. Such adjustments are to be affected in a manner that shall preclude the enlargement or dilution of rights and benefits under such Rights. Any fractional shares resulting from the adjustment shall be eliminated.

(b)	Liquidating Event. In the event of a Liquidating Event, the Administrator may provide that the Holder shall have the right to exercise an exercisable Right (at the price provided in the Rights) subsequent to the Liquidating Event, and for the balance of its term, solely for the kind and amount of shares of Stock and other securities, property, cash or any combination thereof receivable upon such Liquidating Event by a holder of the number of shares of Stock for or with respect to which such Right might have been exercised immediately prior to such Liquidating Event; or the Administrator may provide, in the alternative, that each Right granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than 30 days written notice of the date so fixed shall be given to each Holder and if such notice is given, each Holder shall have the right, during the period of 30 days preceding such termination, to exercise the Right as to all or any part of the shares of Stock covered thereby, to the extent that such Right is then exercisable, on the condition, however, that the Liquidating Event actually occurs; and if the Liquidating Event actually occurs, such exercise shall be deemed effective (and, if applicable, the Holder shall be deemed a stockholder with respect to the Rights exercised) immediately preceding the occurrence of the Liquidating Event, or the date of record for stockholders entitled to share in such Liquidating Event, if a record date is set.

(c)	Where Company Survives. This Section 10.1(c) shall not apply to a merger or consolidation in which the Company is the surviving corporation, unless shares of Stock are converted into or exchanged for securities other than publicly-traded common stock, cash (excluding cash in payment for actual shares) or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive an amount of money payable by cash or cash equivalent or other property) of the shares of Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Administrator may provide that the holder of each Right then exercisable shall have the right to exercise such Right solely for the kind and amount of shares of Stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification change, consolidation or merger by the holder of the number of shares of Stock for which such Right might have been exercised.

(d)

Surviving Company Defined. The determination as to which party to a merger or consolidation is the “surviving corporation” shall be made on the basis of the relative equity interests of the stockholders in the corporation existing after the merger or consolidation, as follows: if immediately following any merger or consolidation the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger or consolidation, then for purposes of this Plan, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation. In making the determination of ownership by the stockholders of a corporation immediately after the merger or consolidation, of equity securities pursuant to this Section 10.1(d), equity securities which the stockholders owned immediately before the merger or consolidation as stockholders of another party to the transaction shall be disregarded. Further, for purposes of this Section 10.1(d) only, outstanding voting securities of a corporation shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

(e)	Par Value Changes. In the event of a change in the Stock of the Company as presently constituted which is to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be “Stock” within the meaning of the Plan.

(f)	Change of Control. In the event of a Change of Control, notwithstanding anything to the contrary in this Plan, all outstanding Rights shall be fully vested and exercisable immediately prior to the Change of Control. The Company shall notify each holder of any Rights five (5) days prior to the Change of Control either in writing or electronically that the Right shall be fully vested and exercisable. The Right shall terminate in accordance with its term, or if earlier, upon the Change of Control if the Right is not assumed or substituted for.

10.2	Decision of Administrator Final. The Administrator in its sole discretion shall determine the occurrence of a Change of Control pursuant to this section. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in respect shall be final, binding and conclusive; provided, however, that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted without the prior consent of the Holder thereof in a manner that causes such Stock Option to fail to continue to qualify as an Incentive Stock Option.

10.3	No Other Rights. Except as herein before expressly provided in this Article 10, no Rights holder shall have any rights by reason of any subdivision or consolidation of shares of Stock or the payment of any dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any Liquidating Event, merger, or consolidation of assets or stock of another corporation, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and except as provided in this Article 10, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Rights. The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Exercise Price) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of the Right.

10.4	No Rights as Stockholder. Except as specifically provided in this Article 10, a Holder shall have no rights as a stockholder of the Company with respect to any shares covered by the Rights until the date of the issuance of a Stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 10.1(b) or 10.1(c).

11.	Amendment and Termination. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Holder under any Right theretofore granted without such Holder’s consent. The Board shall obtain stockholder approval of a Plan amendment to the extent necessary to comply with Rule 16b-3 of the Exchange Act, Section 422 of the Code (or any successor rule or statute) or other applicable law, rule or regulation, including the requirements of any exchange or the Nasdaq Stock Market on which the Stock is listed or quoted. The Administrator may amend the terms of any Right theretofore granted, prospectively or retroactively, but, subject to Article 3, no such amendment shall impair the rights of any Holder without his or her consent.

12.	General Restrictions.

12.1	Limitations.

(a)	Limitation on Granting of Rights. Subject to adjustment as provided in Article 10, no Participant shall be granted Rights with respect to more than 100,000 shares of Stock in the aggregate during any one calendar year.

(b)	No View to Distribute. The Administrator may require persons acquiring shares of Stock pursuant to the Plan to make certain representations prior to issuing such shares.

(c)	Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under any applicable federal or state securities laws, any stock exchange upon which the Stock is then listed or the Nasdaq Stock Market. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

(d)	Market Stand-Off. All Right Agreements shall provide that in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, the Holder agrees not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer or otherwise agree to engage in any of the foregoing transactions with respect to any shares purchased by the Holder upon grant, exercise or vesting of his or her Right without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed 180 days.

12.2	No Restraint. Nothing contained in this Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Neither the grant of Rights or the issuance of Stock under the Plan shall affect the right of the Company to undertake any corporate action.

12.3	Withholding.

(a)	Disqualifying Disposition. If an Holder makes a “disposition” (as defined in the Code) of all or any of the shares purchased upon exercise of an Incentive Stock Option within two years from the Date of Grant of the Incentive Stock Option or within one year after the issuance of such shares, he or she shall immediately advise the Company in writing as to the occurrence of the sale and the price upon the sale of such shares.

(b)	Withholding Required. Each Participant shall, no later than the date as of which the value derived from a Right first becomes includable in the gross income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Right or its exercise. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Participant shall, to the extent permitted by law, have the right to request that the Company deduct any such taxes from any payment of any kind otherwise due to the Participant.

(c)	Withholding Right. The Administrator may, in its discretion, grant a Participant the right (a “Withholding Right”) to elect to make such payment by irrevocably requiring the Company to withhold from shares issuable upon exercise or vesting of the Right that number of full shares of Stock having a Fair Market Value on the Tax Date (as defined below) equal to the amount (or portion of the amount) required to be withheld. The Withholding Right may be granted with respect to all or any portion of the Right.

(d)	Exercise of Withholding Right. To exercise a Withholding Right, the Rights holder must follow the election procedures set forth below, together with such additional procedures and conditions as may be set forth in the related Right Agreement or otherwise adopted by the Administrator.

(i)	The Holder must deliver to the Company his or her written notice of election (the “Election”) to have the Withholding Right apply to all (or a designated portion) of his or her Right.

(ii)	Unless disapproved by the Administrator as provided in subsection (iii) below, the Election once made will be irrevocable.

(iii)	No election is valid unless the Administrator consents to the Election; the Administrator has the right and power, in its sole discretion, with or without cause or reason therefore, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Administrator has not consented to the Election on or prior to the date that the amount of tax to be withheld is, under applicable federal income tax laws, fixed and determined by the Company (the “Tax Date”), the Election will be deemed approved.

(e)	Effect. If the Administrator consents to an Election of a Withholding Right, upon the exercise of the Right (or any portion thereof) to which the Withholding Right relates, the Company shall withhold from the shares otherwise issuable that number of full shares of Stock having an actual Fair Market Value equal to the amount (or portion of the amount, as applicable) required to be withheld under applicable federal and/or state income tax laws as a result of the exercise.

12.4	Indemnification. To the maximum extent permitted by law, the Company shall indemnify each Director who acts as the Administrator, as well as any other employee of the Company with duties under the Plan, against expenses and liabilities (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan, unless the losses are due to the individual’s gross negligence or lack of good faith. The Company will have the right to select counsel and to control the prosecution or defense of the suit. In the event that more than one person who is entitled to indemnification is subject to the same claim, all such persons shall be represented by a single counsel, unless such counsel advises the Company in writing that he or she cannot represent all such persons under applicable rules of professional responsibility. The Company will not be required to indemnify any person for any amount incurred through any settlement unless the Company consents in writing to the settlement.

12.5	Special Terminating Events. If a Special Terminating Event occurs, all outstanding Rights previously granted to such Participant may be exercised by the Holder until the earlier of (a) one year after the date of the Special Terminating Event or (b) the expiration of the term of the Stock Option. Notwithstanding the foregoing, an outstanding Incentive Stock Option shall remain exercisable until the earlier of (i) three months after the date the Participant’s Service terminates (for reasons other than cause, Disability or death) or (ii) the expiration of the term of the Stock Option.

12.6	Termination of Service. Except as provided in this Section 12, no Right may be exercised unless the Participant is then providing Services to the Company or any Parent or Subsidiary, and unless he or she has remained continuously providing Services since the Date of Grant. If the Services of a Participant shall terminate (other than by reason of a Special Terminating Event), all outstanding Rights previously granted to the Participant may be exercised for the period ending 90 days after such termination or such other period of time as is specified in the Option Agreement, provided, however, that if the Services of a Participant is terminated for cause, such Rights shall terminate immediately; provided, further, that no Right may be exercised following the date of its expiration. Nothing in the Plan or in any Right granted pursuant to the Plan shall confer upon an Eligible Person any right to continue in the Service of the Company or any Parent or Subsidiary or interfere in any way with the right of the Company or any Parent or Subsidiary to terminate such Service at any time.

12.7	Non-Transferability of Rights. Each Right Agreement shall provide that the Rights granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Rights may be exercised, during the lifetime of the Participant, only by the Participant or by his or her guardian or legal representative.

12.8	Regulatory Matters. Each Right Agreement shall provide that no shares shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel; and (b) all approvals and permits required by regulatory authorities have been obtained.

12.9	Delivery. Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

13.	Blue Sky Provisions. If the Stock is not exempt from California securities laws (e.g., the Stock is traded on The Nasdaq Capital Market), the following provisions shall apply to Restricted Stock or any Stock Option granted to an individual who is eligible to receive such grant pursuant to the Plan who resides in the State of California.

(a)	Stock Options.

(i)	The Exercise Price per share shall be fixed by the Administrator in accordance with the following provisions: (i) the Exercise Price per share applicable to each Stock Option shall not be less than 85% of the Fair Market Value per share of Stock on the Date of Grant and (ii) if the person to whom the Stock Option is granted is a Ten Percent Stockholder, then the Exercise Price per share shall not be less than 110% of the Fair Market Value per share of Stock on the Date of Grant.

(ii)	Unless the Recipient’s Service is terminated for cause (in which case the Stock Option shall terminate immediately), the Stock Option (to the extent it is vested and exercisable at the time the Recipient’s Service ceases) will remain exercisable, following the Recipient’s termination of Service, for at least (i) six months if the Recipient’s Service terminates due to death or disability or (ii) thirty days in all other cases.

(b)	Restricted Stock.

(i)	The Administrator may not impose a vesting schedule upon any stock issuance effected under the Plan which is more restrictive than 20% per year vesting, with initial vesting to occur not later than one year after the issuance date. Such limitation shall not apply to any stock issuances made to the officers, directors or consultants of the Company.

(ii)	The Purchase Price per share for shares issued under the Plan shall be fixed by the Administrator but shall not be less than 85% of the Fair Market Value per share of Stock on the issue date. However, the Purchase Price per share of Stock issued to a Ten Percent Stockholder shall not be less than 100% of such Fair Market Value.

(c)	Repurchase Rights. If determined by the Administrator, the Company and/or its stockholders shall have the right to repurchase any or all of the unvested shares of Stock held by the Recipient when such person’s Service ceases. However, except with respect to grants to officers, directors, and consultants of the Company, such repurchase right must satisfy the following conditions:

(i)	The Company’s right to repurchase the unvested shares of Stock must lapse at the rate of at least 20% per year over five years from the date the Stock Option was granted or the shares of Stock were issued under the Plan.

(ii)	The Company’s repurchase right must be exercised within ninety days of the date that Service ceased (or the date the shares of Stock were purchased, if later).

(iii)	The purchase price must be paid in the form of cash or cancellation of the purchase money indebtedness for the shares of Stock.

(d)	Information Requirements. Annually, the Company shall deliver or cause to be delivered to each Holder, no later than such information is delivered to the Company’s security holders, one of the following:

(i)	The Company’s annual report to security holders containing the information required by Rule 14a-3(b) under the Exchange Act for its latest fiscal year;

(ii)	The Company’s annual report on Form 10-K for its latest fiscal year;

(iii)	The Company’s latest prospectus filed pursuant to 424(b) under the Securities Act that contains audited financial statements for the latest fiscal year, provided that the financial statements are not incorporated by reference from another filing, and provided further that such prospectus contains substantially the information required by Rule 14a-3(b); or

(iv)	The Company’s effective Exchange Act registration statement containing audited financial statements for the latest fiscal year.

14.	Effective Date of Plan. The Plan shall become effective on the date on which the Plan is approved by the Company’s stockholders, which approval must be obtained within one year from the date the Plan is adopted by the Board.

15.	Term of Plan. The Plan shall terminate upon the earlier of (a) the expiration of the ten year period measured from the date the Plan was adopted by the Board or (b) termination by the Board. No Right shall be granted pursuant to the Plan on or after the tenth anniversary of the date the Board adopted the Plan. All Rights outstanding at the time of termination of the Plan shall continue in effect in accordance with their terms.

DOCUMENT SCIENCES CORPORATION

PROXY FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of DOCUMENT SCIENCES CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2007 Annual Meeting of Stockholders of DOCUMENT SCIENCES CORPORATION to be held on August 2, 2007 at 11:00 a.m., Pacific Time, at the company’s headquarters, at 5958 Priestly Dr., Carlsbad, CA, 92008 and hereby appoints John L. McGannon and Todd W. Schmidt, and each of them, its proxies and attorneys-in-fact, each with full power of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders and at any postponements or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below. Such attorneys or substitutes as shall be present and shall act at said meeting or any adjournments or postponements thereof shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

All other proxies heretofore given by the undersigned to vote shares of DOCUMENT SCIENCES CORPORATION’S common stock are expressly revoked.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 THROUGH 4 BELOW:

1.	ELECTION OF DIRECTORS:

☐ FOR	☐ WITHHELD	☐ EXCEPTIONS

NOMINEES: John L. McGannon, Thomas L. Ringer, Ronald S. Beard, Margaret A. Breya, Barton L. Faber, Colin J. O’Brien, J. Douglas Winter

†INSTRUCTIONS. To withhold authority to vote for any individuals, mark the “Exceptions” box and write the name(s) of such nominees in the space provided below.

*Exceptions

2.	APPROVAL OF THE DOCUMENT SCIENCES CORPORATION 2007 EMPLOYEE STOCK PURCHASE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	APPROVAL TO INCREASE THE NUMBER OF SHARES AVAILABLE PURSUANT TO THE DOCUMENT SCIENCES CORPORATION 2004 STOCK INCENTIVE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

(continued, and to be signed on other side)

(continued from other side)

4.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007:

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any postponements or adjournments thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR THE ITEMS 1 THROUGH 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy should be clearly marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Votes must be indicated by marking (x) in BLACK or BLUE ink. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

☐	MARK HERE FOR
ADDRESS CHANGE
AND NOTE BELOW

Dated:	, 2007

Signature

Signature if held jointly